As filed with the Securities and Exchange Commission on July 17, 2020

Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1

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REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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Health Sciences Acquisitions Corporation 2

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Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

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40 10th Avenue, Floor 7
New York, NY 10014
(646) 597-6980

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Roderick Wong, MD
40 10th Avenue, Floor 7
New York, NY 10014
(646) 597-6980

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 (212) 446-4800 (212) 446-4900 — Facsimile

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act’).:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Security being registered	Amount to be Registered	Proposed maximum offering price per share	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Ordinary Shares, $0.0001 par value	14,375,000	10.00	143,750,000	18,658.75

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(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)      Includes Ordinary Shares which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 17, 2020

$125,000,000

Health Sciences Acquisitions Corporation 2

12,500,000 Ordinary Shares

Health Sciences Acquisitions Corporation 2 is a blank check company incorporated as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Although there is no restriction or limitation on what industry our target operates in, it is our intention to pursue prospective targets that are focused on healthcare innovation. We anticipate targeting companies domiciled in North America or Europe that are developing assets in the biopharma and medical technology sectors, which aligns with our management team’s experience in healthcare investing and drug development.

This is the initial public offering of our ordinary shares, par value $0.0001 per ordinary share, which we refer to as our public shares, at an initial public offering price per ordinary share of $10.00. Unlike certain other SPAC IPOs, investors in this offering will not receive warrants that would become exercisable following completion of our initial business combination. If we do not consummate a business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares using the funds in the trust account described below.

(Prospectus cover continued on the following page.)

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 26 for a discussion of information that should be considered in connection with an investment in our ordinary shares. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for any securities may be made to the public in the Cayman Islands.

	Price to Public	Underwriting Discounts and Commissions(1)		Proceeds, Before Expenses, to us
Per Ordinary Share	$10.00	$0.55	(2)	$9.45
Total	$125,000,000	$6,875,000		$118,125,000

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(1)      Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters.

(2)      Includes $4,375,000, or $0.35 per ordinary share, equal to 3.5% of the gross proceeds of this offering (or $5,031,250 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriters only upon consummation of an initial business combination, as described in this prospectus. If the business combination is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount.

Upon consummation of the offering, $10.00 per ordinary share sold to the public in this offering (whether or not the underwriters’ over-allotment option has been exercised in full or part) will be deposited into a United States-based trust account at Morgan Stanley Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such amount includes $4,375,000, or $0.35 per ordinary share (or $5,031,250 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters as deferred underwriting discounts and commissions. Except as described in this prospectus, these funds will not be released until the earlier of the completion of our initial business combination and our redemption of the ordinary shares sold in this offering upon our failure to consummate a business combination within the required period.

The underwriters are offering the shares on a firm commitment basis. Chardan Capital Markets, LLC, acting as the representative of the underwriters, expects to deliver the shares to purchasers on or about [•], 2020.

Chardan	Barclays

The date of this prospectus is [•], 2020

(Prospectus cover continued from preceding page.)

We have also granted Chardan Capital Markets, LLC, the representative of the underwriters, a 45-day option to purchase up to 1,875,000 ordinary shares (over and above the 12,500,000 ordinary shares referred to above) solely to cover over-allotments, if any.

HSAC 2 Holdings, LLC, our sponsor, has committed to purchase from us an aggregate of (i) 450,000 ordinary shares, or “private shares,” at $10.00 per ordinary share (for a total purchase price of $4,500,000) and (ii) 1,500,000 warrants, or “private warrants,” at $1.00 per warrant (for a total purchase price of $1,500,000; and with the private share purchase described above, an aggregate of $6,000,000). Each private warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per ordinary share, subject to adjustment as provided herein. The private warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering and will expire five years after the completion of our initial business combination. Each private warrant will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by our sponsor or its permitted transferees. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

Our sponsor has entered into an agreement with us to purchase an aggregate of 2,500,000 of our ordinary shares or their equivalent in the securities of a target company for an aggregate purchase price of $25,000,000 prior to, concurrently with, or following the closing of our business combination, either in open market transactions (to the extent permitted by law) or in a private placement. The capital from such transaction may be used as part of the consideration to the sellers in our initial business combination, and any excess capital from such private placement would be used for working capital in the post-transaction company.

There is presently no public market for our ordinary shares. We have applied to have our ordinary shares listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “HSAQ”. We cannot guarantee that our ordinary shares will be approved for listing on Nasdaq.

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore will be subject to reduced reporting requirements.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

•        “we,” “us,” “our company” or “the company” refer to Health Sciences Acquisitions Corporation 2;

•        “initial shareholders” refers to all of our shareholders immediately prior to the date of this prospectus, including all of our officers and directors to the extent they hold such shares;

•        “insider shares” refer to the 3,593,750 ordinary shares held or controlled by our initial shareholders prior to this offering, which include up to an aggregate of 468,750 ordinary shares subject to forfeiture by our initial shareholders to the extent that the underwriters’ over-allotment option is not exercised in full or in part;

•        “private warrants” refer to the 1,500,000 warrants we are selling privately to our sponsor (as defined below) upon consummation of this offering;

•        “private shares” refer to the 450,000 ordinary shares we are selling privately to our sponsor (as defined below) upon consummation of this offering;

•        our “management” or our “management team” refer to our officers and directors;

•        our “public shares” refer to our ordinary shares which are being sold in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public shareholders” refer to the holders of our public shares, including our initial shareholders to the extent our initial shareholders purchase public shares, provided that their status as “public shareholders” shall exist only with respect to such public shares;

•        our “sponsor” refers to HSAC 2 Holdings, LLC, the three directors of which are Roderick Wong, MD, our Chief Executive Officer and President, Naveen Yalamanchi, MD, our Chief Financial Officer and Executive Vice President, and Alice Lee, JD, our Vice President of Operations and Secretary & Treasurer;

•        “US Dollars” and “$” refer to the legal currency of the United States; and

•        “Companies Law” refers to the Companies Law (2020 Revision) of the Cayman Islands as the same may be amended from time to time.

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

All references in this prospectus to shares of the company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of the Cayman Islands law. All references to the conversion of ordinary shares shall take effect as a redemption of ordinary shares and issuance of the corresponding ordinary shares as a matter of the Cayman Islands law. Any share dividends described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

General

Health Sciences Acquisitions Corporation 2 (“HSAC2”) is a blank check company incorporated on May 25, 2020 as a Cayman Islands exempted company. HSAC2 was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Although there is no restriction or limitation on what industry our target operates in, it is our intention to pursue prospective targets that are focused on healthcare innovation. We anticipate targeting companies domiciled in North America or Europe that are developing assets in the biopharma and medical technology sectors, which aligns with our management team’s experience in healthcare investing and drug development. At the time of preparing this prospectus, we have not identified any specific business combination, nor has anyone on our behalf initiated or engaged in any substantive discussions, formal or otherwise, related to such a transaction. Our efforts to date are limited to organizational activities related to this offering.

Our Sponsor and Competitive Advantages

Our sponsor is an affiliate of RTW Investments, LP, or RTW, a New York based financial firm managing more than $4.4 billion of regulatory assets under management, as of May 31, 2020. RTW was formed in 2009 by Roderick Wong, MD, and has garnered a reputation as a leading capital provider to healthcare industry entrepreneurs and academic investigators due to its investment expertise, deep industry relationships, benevolent activism, and long-standing track record.

Our management team will be led by Dr. Roderick Wong and Dr. Naveen Yalamanchi, Chief Investment Officer and Portfolio Manager of RTW, respectively. Drs. Wong and Yalamanchi have more than 30 years of combined experience in healthcare investing. Dr. Wong’s specialization lies within the biopharma area, and Dr. Yalamanchi’s focus lies within the medical technology sector, including, but not limited to, device and diagnostic companies.

We believe that our company’s philosophical alignment with RTW, and our ability to leverage the rigorous and comprehensive scientific and financial analysis that RTW is known for, provides us with a strong competitive advantage. RTW focuses on identifying transformational innovations across the life sciences space, specifically backing scientific programs that have the potential to disrupt the current standard of care in their respective disease areas. RTW’s screening process has been honed by Dr. Wong throughout his 16-year tenure as an investment management professional.

RTW invests in healthcare companies across the public/private spectrum, supporting investments through multiple stages of their respective life cycles. To date, RTW has not only delivered attractive financial returns to investors but has also successfully supported companies through the U.S. Food and Drug Administration, or FDA, approval process and the commercialization of six commercially available drugs.

RTW is a full life-cycle investor and, as such, recognizes the importance of providing growth capital along with the support of an experienced team, if and when needed, at any critical inflection point in an asset’s life cycle. RTW has engaged in new company formations around licensing promising programs from both biotechnology companies and academic institutions and pairing these programs with world-class management teams. An example of this is Rocket Pharmaceuticals, Inc., or Rocket, a now publicly traded gene therapy platform company (listed on the Nasdaq Global Market under the ticker symbol “RCKT”), where Dr. Wong serves as Chairman and Dr. Yalamanchi serves as a director. Rocket has a pipeline of four clinical stage programs and one pre-clinical stage program, each identified through RTW’s proprietary “data-first” screening process.

RTW has long-term trusted relationships it can leverage for investment purposes. Since RTW’s inception, the firm has formed three publicly traded biopharma companies, sponsored a special purpose acquisition company (Health Sciences Acquisitions Corporation), and listed a closed-ended fund on the Specialist Fund Segment of the London Stock Exchange that trades under the ticker symbol “RTW”. Since 2015, RTW has met with more than 300 private companies and invested in more than 30 private transactions. In 2019, RTW invested in nine privately negotiated transactions, serving as the lead investor in five of the nine. In 2020 through the end of May 2020, RTW has invested in four privately negotiated transactions, serving as the lead investor in one of the four. The majority of RTW’s private investments since 2015 have been as a lead or participant in financing rounds involving other active and well-connected investors in the biopharma and medical technology sectors, illustrative of the value RTW places on syndicating deals with trusted co-investors whose interest align with maximizing long-term value.

RTW’s team is comprised of 34 individuals, a majority of whom have medical or advanced scientific training or education and/or legal or investment banking experience, all of which enable a deeply differentiated approach to research, idea generation, and deal execution. Complementing RTW’s outstanding scientific perspicacity and industry relationships is RTW’s business team, whose members bring valuable experiences as a life sciences attorney, industry operators, consultants and investment bankers, who are actively engaging with banks and academic institutions, sophisticated family offices and institutional investors, while cultivating strong relationships and expanding our network of key contacts and syndicate partners. We believe the well-roundedness of the team, strengthened by strong ties across industry, academia, banking platforms, and unaffiliated investor relationships, will enhance our management team’s ability to source viable prospective target businesses, capitalize them, and ensure public-market readiness.

We believe that our management team is equipped with the knowledge, experience, capital and human resources, and sustainable corporate governance practices to pursue unique opportunities that will offer attractive risk-adjusted returns. In addition, we know first-hand the burden placed on management teams of healthcare companies while they are simultaneously trying to advance their programs and sell their vision to both investors and the board of directors. We are prepared to shoulder some of this burden upfront, ultimately allowing our business combination partner to focus on creating value.

Our Experience with Special Purpose Acquisition Companies (“SPACs”)

RTW sponsored Health Sciences Acquisitions Corporation’s (Nasdaq ticker: “HSAC”) (“HSAC 1”) $115 million initial public offering in May 2019. In October 2019, HSAC announced its business combination with Immunovant Sciences, Ltd. (“Immunovant”), a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases. The closing of the business combination was finalized and announced in December 2019, and the ordinary shares of the combined company, Immunovant, Inc., were listed on Nasdaq under the ticker “IMVT”. HSAC and the subsequent business combination achieved several important milestones. The HSAC-Immunovant SPAC has generated an internal rate of return, or IRR, of 192% for common stock and warrant shareholders from the initial public offering through to June 15, 2020. HSAC closed its business combination with Immunovant 216 days after the initial public offering. Moreover, the HSAC-Immunovant SPAC achieved an IRR of 106% for common stock and warrant shareholders from initial public offering to the closing of the business combination. Additionally, the business combination closed with zero redemptions from shareholders. Dr. Wong served as President, Chief Executive Officer and Chairman of HSAC, Dr. Yalamanchi served as Executive Vice President, Chief Financial Officer and a board member of HSAC, Alice Lee served as Vice President of Operations and as Secretary and Treasurer of HSAC, and Stephanie Sirota served as Vice President of Corporate Strategy and Corporate Communications of HSAC.

With respect to the foregoing examples, past performance by our management team or RTW, including with respect to HSAC 1, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management’s or RTW’s performance as indicative of our future performance.

Our Board of Directors and Management

Roderick Wong, MD, our President and Chief Executive Officer and Chairman of our board of directors, has served as our President and Chief Executive Officer since June 2020 and on our board since the company’s inception. Dr. Wong has more than 16 years of healthcare investing experience. Since 2009, he has served as Managing Partner and Chief Investment Officer of RTW, a healthcare-focused investment firm managing $4.4 billion in regulatory assets under management. Prior to forming RTW, Dr. Wong was a Managing Director and sole Portfolio Manager for the Davidson Kempner Healthcare Funds. Prior to joining Davidson Kempner, Dr. Wong held various healthcare investment and research roles at Sigma Capital Partners and Cowen & Company. Dr. Wong served as Chairman of the board of directors of Health Sciences Acquisitions Corporation (“HSAC”) and its Chief Executive Officer from January 2019 until December 2019. Other current and previous directorships include: Rocket Pharmaceuticals, Inc., where he serves as Chairman, a position he has held since Rocket’s inception in July 2015; Attune Pharmaceuticals, a portfolio company of RTW, where he has served as a director since June 2018; Athira Pharma and C4 Therapeutics, portfolio companies of RTW, where he serves as an observer to the board of directors. Since 2019, Dr. Wong also has served as a director on the boards of Avidity Biosciences and Landos Biopharma. Dr. Wong previously served on the board of directors of Penwest Pharmaceuticals in 2010. He simultaneously received an MD from the University of Pennsylvania Medical School and an MBA from Harvard Business School, and graduated Phi Beta Kappa with a BS in Economics from Duke University. We believe that Dr. Wong is qualified to sit on our board due to his extensive experience in evaluating medical and scientific assets in the biopharmaceutical industry and his expansive knowledge of extracting and delivering shareholder value when serving in a board leadership position.

Naveen Yalamanchi, MD, our Executive Vice President and Chief Financial Officer, has served as our Executive Vice President and Chief Financial Officer and as a member of our board of directors since June 2020. Dr. Yalamanchi has more than 15 years of healthcare investment and research experience. Since 2015, Dr. Yalamanchi has been a Partner and Portfolio Manager at RTW. Prior to joining RTW, Dr. Yalamanchi was Vice President and Co-Portfolio Manager at Calamos Arista Partners, a subsidiary of Calamos Investments, a position he held from September 2011 to 2015. Prior to joining Calamos Arista Partners, Dr. Yalamanchi held various healthcare investment roles at Millennium Management and Davidson Kempner Capital Management, where he worked with Dr. Wong. Dr. Yalamanchi graduated Phi Beta Kappa with a BS in Biology from the Massachusetts Institute of Technology and received an MD from the Stanford University School of Medicine. He completed his surgical internship at UCLA Medical Center. Dr. Yalamanchi served as Vice President and Chief Financial Officer of HSAC from January 2019 until December 2019. Other prior and current directorships include HSAC, where Dr. Yalamanchi served as a director from January 2019 until December 2019, Rocket Pharmaceuticals, Inc., where he served as a director since Rocket’s inception in July 2015, and Ancora Heart, and Magnolia Medical Technologies, portfolio companies of RTW, where Dr. Yalamanchi serves as an observer to the board of directors. We believe that Dr. Yalamanchi is qualified to sit on our board due to his years of experience in the healthcare industry, as a clinician as well as an investor who possesses unique insight into medical technology and biotechnology assets, in addition to his strong service to HSAC and Rocket stockholders.

Alice Lee, JD, our Vice President of Operations, has served as our Vice President of Operations and as our Secretary and Treasurer since June 2020. Ms. Lee has served as RTW’s Senior Counsel since October 2017 and Chief Compliance Officer since February 2019 and has more than a decade of experience advising life sciences companies in corporate and transactional matters. Prior to joining RTW, she most recently served as a senior associate in the Life Sciences practice at Ropes & Gray LLP from 2015 to 2017. Prior to that, she worked in the Intellectual Property Transactions and Technology practice at Sullivan & Cromwell LLP from 2010 to 2015, and she began her legal career in the Mergers & Acquisitions practice at Cravath, Swaine & Moore LLP. Ms. Lee served as Vice President of Operations of HSAC from January 2019 until December 2019. Ms. Lee received her law degree from Columbia Law School, where she served as a Senior Editor of Columbia Law Review and was a Harlan Fiske Stone Scholar. She earned an MS from Stanford University in Computer Science (with an emphasis in Bioinformatics), completed two years of pre-clinical coursework at the Stanford University School of Medicine, where she was an MD candidate, and graduated Phi Beta Kappa and summa cum laude with a BA in Philosophy from Columbia University. Prior to law school, Ms. Lee worked as a computational biologist at the H. Lee Moffitt Cancer Center & Research Institute at the University of South Florida and co-authored “The promise of gene signatures in cancer diagnosis and prognosis” included in the Encyclopedia of Genetics, Genomics, Proteomics and Bioinformatics and “Fundamentals of Cancer Genomics and Proteomics” included in Surgery: Basic Science and Clinical Evidence. She also worked as a software development engineer intern at Amazon.com. We believe Ms. Lee will be additive to our executive team due to her depth of knowledge across science and the law as it pertains to corporate and financial transactions in the life sciences space.

Stephanie A. Sirota, our Vice President of Corporate Strategy and Corporate Communications, has served as our Vice President of Corporate Strategy and Corporate Communications since June 2020. Ms. Sirota has served as RTW’s Chief Business Officer since 2012 and as a Partner since 2014. Ms. Sirota is responsible for strategy and oversight of RTW’s business development and strategic partnerships with counterparties including limited partners, banks and academic institutions. She is also responsible for shaping the firm’s governance policies underscoring impact and sustainability. Ms. Sirota has more than a decade of deal experience in financial services. Prior to joining RTW, from 2006 to 2010, she served as a director at Valhalla Capital Advisors, a macro and commodity investment manager. From 2000 to 2003, Ms. Sirota worked in the New York and London offices of Lehman Brothers, where she advised on various mergers & acquisitions, IPOs, and capital market financing transactions with a focus on cross-border transactions for the firm’s global corporate clients. She began her career on the Fixed Income trading desk at Lehman Brothers, structuring derivatives for municipal issuers from 1997 to 1999. Ms. Sirota served as Vice President of Corporate Strategy of HSAC from January 2019 until December 2019. Other current directorships include RTW Venture Fund Limited (LSE: “RTW”), where Ms. Sirota has served as a director since October 2019. Ms. Sirota graduated with honors from Columbia University and also received an MS from the Columbia Graduate School of Journalism. She has contributed to Fortune Magazine and ABCNews.com. Ms. Sirota is a supporter of the arts, science, and children’s initiatives. She serves as Co-Chairman of the Council of the Phil at the New York Philharmonic. She also serves as President of RTW Charitable Foundation. We believe Ms. Sirota will be additive to our executive team based on her extensive investor relations, strategic partnerships and corporate development background, and experience with the HSAC team in our prior transaction.

Pedro Granadillo has agreed to serve on our board of directors as of the closing of this offering. Mr. Granadillo has nearly 50 years of biopharmaceutical industry experience with expertise in human resources, manufacturing, quality control, and corporate governance. From 1970 until his retirement in 2004, Mr. Granadillo held multiple leadership roles at Eli Lilly and Company, including Senior Vice President of Global Manufacturing and Human Resources and a member of the Executive Committee. Mr. Granadillo currently serves on the board of directors of Rocket Pharmaceuticals, Inc., a position he has held since January 2018. Mr. Granadillo has previously served on the boards of directors at Haemonetics Corporation from 2004 to 2019, Dendreon Corporation, Nile Therapeutics and Noven Pharmaceuticals, as well as NPS Pharmaceuticals, which was sold to Shire for $5.2 billion in 2015. Mr. Granadillo is also a co-founder and board member of Neumentum Pharmaceuticals, a private non opioid pain company. Mr. Granadillo graduated from Purdue University with a Bachelor of Science in Industrial Engineering. We believe that Mr. Granadillo’s qualifications to sit on our board include his depth of knowledge of the pharmaceutical industry and his many years of experience serving on the boards of directors of healthcare companies. We especially believe that Mr. Granadillo’s expertise in human resources and corporate governance will be key areas where he will add value.

Carsten Boess has agreed to serve on our board of directors as of the closing of this offering. Mr. Boess currently serves and has served as a director for Rocket Pharmaceuticals, Inc. since January 2016, Avidity Biosciences since April 2020, and Achilles Therapeutics since April 2020. Previously, Mr. Boess was the Executive Vice President of Corporate Affairs at Kiniksa Pharmaceuticals, Ltd. from August 2015 until February 2020. Before Kiniksa, Mr. Boess was the Chief Financial Officer at Alexion Pharmaceuticals from 2004 to 2005 and the Senior Vice President and Chief Financial Officer at Synageva BioPharma Corp. from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Previously, Mr. Boess served in multiple roles with increasing responsibility at Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance at Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva-based World Wide Executive Finance Management Team while at Serono. Mr. Boess also held several financial executive roles at Novozymes of North America and Novo Nordisk in France, Switzerland and China. During his tenure at Novo Nordisk, he served on Novo Nordisk’s Global Finance Board. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. We believe Mr. Boess’ corporate governance, business, and board experience will add value.

Stuart Peltz, PhD has agreed to serve on our board of directors as of the closing of this offering. Dr. Peltz founded PTC Therapeutics in 1998 and has served as Chief Executive Officer and a member of the board of directors since the company’s inception. Prior to founding PTC, Dr. Peltz was a Professor in the Department of Molecular Genetics & Microbiology at the Robert Wood Johnson Medical School, Rutgers University. Dr. Peltz currently serves as a director of the Biotechnology Industry Organization (BIO) and serves on BIO’s Emerging Companies Section Governing Board. Dr. Peltz received a Ph.D. from the McArdle Laboratory for Cancer Research at the University of Wisconsin. We believe Dr. Peltz’s expertise as a biotech executive will add value.

Michael Brophy has agreed to serve on our board of directors as of the closing of this offering. Mr. Brophy has served as the Chief Financial Officer of Natera since February 2017. Previously, Mr. Brophy served as Natera’s Senior Vice President, Finance and Investor Relations since September 2016, and prior to that, as Vice President, Corporate Development and Investor Relations since September 2015. Prior to joining Natera, Mr. Brophy served in the investment banking division at Morgan Stanley and Deutsche Bank where he focused on advising corporate clients in the life science tools and diagnostics sector. Mr. Brophy holds an MBA from the University of California, Los Angeles and a Bachelor of Science in Economics from the United States Air Force Academy. We believe Mr. Brophy’s expertise in the biopharma industry and investment banking will add value.

Industry Opportunity

The innovation boom.    We are living in an era where we are witnessing innovation accelerating at a breakneck speed with unparalleled opportunities for value creation. Globally, biotech markets are growing rapidly. According to Global Market Insights, the global biotech market is expected to grow with a compound annual growth rate, or CAGR, of 9.9% from 2019 to 2025. We are seeing validated technologies, such as those derived from DNA and RNA science, that can effectively deliver solutions across large swaths of diseases, resulting in companies with highly efficient development engines. We believe there is an opportunity to offer attractive risk-adjusted returns to shareholders by building companies that possess unique and heretofore unrecognized growth opportunities that will benefit by capitalization, proactive skilled management, and supportive and sustainable governance practices.

Genetic therapies are on the rise.    Cheap genetic information has revolutionized the discovery process, which is yielding validated drug targets at an unprecedented rate. The first human genome sequence was completed in 2001, and the cost per genome exceeded $95 million, with an overall cost to the U.S. government in excess of $3.0 billion. According to the National Human Genome Research Institute, the cost to sequence a human genome fell to approximately $1,000 in 2019. This reduction in cost has fueled tremendous productivity. According to data from the United States Patent and Trademark Office, the number of patents has inflected upward since 2010, which is translating into more new drugs in company pipelines. Technological applications are also creating platforms of addressable diseases, increasing bandwidth and enabling companies to target more diseases with superior scientific accuracy and cleaner safety profiles than in previous generations of drug development.

The FDA reported a surge in investigational new drug (“IND”) applications for cell and gene therapy products. As of January 2020, there were more than 900 such applications on file with the FDA, and the agency anticipates it will receive more than 200 IND additional applications annually. The FDA predicts that it will be approving 10 to 20 cell and gene therapy products per year by 2025. We expect this trend to not only continue, but for genetically targeted therapies to become a substantial proportion of new therapies over the next decade. Further supportive dynamics come from the FDA and peer country regulatory bodies. While the United States leads the way in healthcare innovation, regulatory bodies across Europe, Japan, and recently China are enabling accelerated review programs resulting in faster approvals for therapies for conditions with unmet needs.

Although genetically validated targets can sometimes be addressed by existing traditional approaches, such as small molecules and antibodies, in specific tissues it is hard to beat the speed and ease in which DNA and RNA based medicines can be developed. Gene therapies also carry the potential for a one-time cure and RNA medicines for infrequent injections. The market for gene therapy companies has been growing. According to Capital IQ, at the beginning of 2013, there were five publicly traded gene therapy companies with a total market capitalization of approximately $1.1 billion, while at the end of 2019 there were 31 publicly traded gene therapy companies with a total market capitalization of approximately $52 billion (which includes the $3 billion paid by Astellas to acquire Audentes, the $877 million paid by Biogen to acquire Nightstar Therapeutics, the $4.9 billion paid by Roche to acquire Spark Therapeutics, and the $8.6 billion paid by Novartis to acquire AveXis). During the same six-year period, according to Capital IQ, the number of publicly traded RNA medicine companies grew from eight companies with a total capitalization of approximately $3.8 billion to 23 companies with a total market capitalization of approximately $65 billion.

A lag in the market’s value recognition and COVID-19 impact.    While strong scientific developments have been accelerating over the last several years and we believe are likely to continue for the next decade or longer, the market has been somewhat slow to recognize and reward these developments. While the rest of the broader equity markets steadily marched upward more or less since the 2008 financial crises, publicly traded healthcare companies often found themselves under pressure due to a negative narrative stemming from the drug pricing debate.

During the 2019 and 2020 U.S. Democratic Party presidential primaries, the healthcare debate focused on re-testing Americans’ interest in a single payer system but failed in developing the concept into a mainstay of the democratic platform. The threat of a dramatic change to the current system of public and private insurance has somewhat dissipated and it remains to be seen whether the COVID-19 pandemic may shift the discourse from drug pricing to public health matters.

Going forward, we believe the healthcare sector is in a strong position relative to other industries, as attention to COVID-19 related therapies and vaccines has reignited investor interest across therapeutic areas, preventative vaccines, and healthcare IT (testing and tracing), allowing innovative companies to attract capital through both private and public financings.

IPO dynamics are favorable.    According to Capital IQ, in 2018 and 2019, biotechnology and pharmaceutical companies raised more than $13 billion in initial public offerings on U.S. exchanges, more than twice the proceeds from 2016 and 2017 combined, suggesting market demand for value-creating investments. However, despite the current level of IPO activity, the amount raised by biotech companies in initial public offerings is a fraction of the amount raised in the private market. According to Capital IQ Data, as of June 2020, there are approximately 12,200 biotechnology companies globally, only 1,389 of which are currently publicly traded. Compared to the approximately $19 billion raised in IPOs by the biotech industry from 2016 to 2019, there has been more than $40 billion raised in private offerings during the same period. Therefore, there is a significant pool of private companies at a given stage that are or will be looking to go public, particularly in life sciences including through a transaction with a special purpose acquisition company. We believe SPACs provide an additional option with several advantages for a privately held biotech looking to become publicly listed, such as a secured balance sheet despite the market sentiment at the time of becoming public, a strong shareholder base and an efficient process.

Acquisition Strategy

Our acquisition strategy is to identify an untapped opportunity within our target industry and offer a public-ready business, a facility through which to enter the public sphere, accessing capital markets and advancing its priorities. We believe that our management team’s and directors’ experiences in evaluating assets through investing and company building will enable us to source the highest quality targets. Our selection process will leverage the relationships of our management team with industry captains, leading venture capitalists, private equity and hedge fund managers, respected peers, and our network of investment banking executives, attorneys, and accountants. Together with this network of trusted partners, we intend to capitalize the target business and create purposeful strategic initiatives in order to achieve attractive growth and performance targets.

We will focus on targeting companies in the most innovative subsectors within the broader healthcare complex where emerging technologies in pharmaceuticals, biotechnology, and medical technologies are engendering explosive growth in drug development.

Investment Criteria

We intend to focus on companies that possess under-researched and underappreciated asset(s) poised for significant growth once adequately capitalized.

Consistent with our strategy, we have identified the following criteria to evaluate prospective target businesses. Although we may decide to enter into our initial business combination with a target business that does not meet the criteria described below, it is our intention to acquire companies that we believe:

•        have a scientific or other competitive advantage in the markets

We intend to seek target companies that have significant competitive advantages and underexploited expansion opportunities that can benefit from access to additional capital as well as our industry relationships and expertise.

•        are ready to be public, with strong management, corporate governance and reporting policies in place

We will seek to identify companies with strong and experienced public-ready management teams. Specifically, we will look for management teams that have a proven track record of value creation for their shareholders. We will seek to partner with a potential target’s management team and expect that the operating and investment abilities of our executive team and board will complement their own capabilities.

•        will likely be well received by public investors and are expected to have good access to the public capital markets

We believe that there are a substantial number of potential target businesses with appropriate valuations that can benefit from a public listing and new capital for growth to support significant revenue and earnings growth or to advance clinical programs.

•        have significant embedded and/or underexploited growth opportunities of which our team is uniquely positioned to identify and monetize

We intend to seek target companies that have significant and underexploited expansion opportunities. This can be accomplished through a combination of accelerating organic growth and finding attractive add-on acquisition targets. Our management team has significant experience in identifying such targets and in helping target management assess the strategic and financial fit. Similarly, our management has the expertise to assess the likely synergies and a process to help a target integrate acquisitions.

•        exhibit unrecognized value or other characteristics that we believe have been misevaluated by the market

We will seek target companies which exhibit value or other characteristics that we believe have been overlooked or misevaluated by the marketplace based on our company-specific analyses and due diligence. For a potential target company, this process will include, among other things, a review and analysis of the company’s capital structure, quality of current or future earnings, preclinical or clinical data, potential for operational improvements, corporate governance, customers, and material contracts. We intend to leverage the operational experience and disciplined investment approach of our team to identify opportunities to unlock value that our experience in complex situations allows us to pursue.

•        will offer attractive risk-adjusted equity returns for our shareholders.

We intend to seek to acquire a target on terms and in a manner that leverage our experience. We expect to evaluate a company based on its potential to successfully achieve regulatory approval and commercialize its product(s). We also expect to evaluate financial returns based on (i) risk-adjusted peak sales potential, (ii) the growth potential of pipeline products and the scientific platform, (iii) the ability to accelerate growth via other options, including through the opportunity for follow-on acquisitions, and (iv) the prospects for creating value through other initiatives. Potential upside, for example, from the growth in the target business’s earnings or an improved capital structure, will be weighed against any identified downside risks.

Initial Business Combination

We will have 24 months from the closing of this offering to consummate our initial business combination. If we do not consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.

We will either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose, at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of amount required to pay our income and franchise taxes), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of amount required to pay our income and franchise taxes), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Any tender offer documents used in connection with a business combination will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

The initial per public share redemption or conversion price will be $10.00 per ordinary share, regardless of whether the over-allotment option is exercised. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.

Pursuant to the rules of the Nasdaq Stock Market, our initial business combination must occur with one or more target businesses having an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account), which we refer to as the 80% test, at the time of the agreement to enter into the initial business combination. Therefore, the fair market value of the target business will be calculated prior to any conversions of our shares in connection with a business combination and therefore will be a minimum of $100,000,000 (or $115,000,000 if the over-allotment option is exercised in full) in order to satisfy the 80% test. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria. We will also obtain a fairness opinion from an independent investment banking firm before consummating a business combination with an entity affiliated with any of our officers, directors or initial shareholders. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

Our sponsor has entered into an agreement with us to purchase an aggregate of 2,500,000 of our ordinary shares or their equivalent in the securities of a target company for an aggregate purchase price of $25,000,000 prior to, concurrently with, or following the closing of our business combination, either in open market transactions (to the extent permitted by law) or in a private placement. The capital from such transaction may be used as part of the consideration to the sellers in our initial business combination, and any excess capital from such private placement would be used for working capital in the post-transaction company. As a result, the equity interest of investors in this offering in the combined company may be diluted and the market prices for our ordinary shares may be adversely affected. In addition, if the per ordinary share trading price of our ordinary shares is greater than the price per ordinary share paid in the private placement, the private placement will result in value dilution to you, in addition to the immediate dilution that you will experience in connection with the consummation of this offering. See “Dilution.”

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law, prior to presenting such business combination opportunity to us. Most of our officers and directors currently have certain pre-existing fiduciary duties or contractual obligations.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and the price of our ordinary shares may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Private Placements

In June 2020, our initial shareholders purchased an aggregate of 3,593,750 of our ordinary shares for an aggregate purchase price of $28,750, or $0.008 per ordinary share. The 3,593,750 insider shares held or controlled by our initial shareholders include an aggregate of up to 468,750 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial shareholders will collectively own or control 20% of our issued and outstanding shares after this offering.

The insider shares are identical to the ordinary shares being sold in this offering. However, our initial shareholders have agreed (A) to vote their insider shares, private shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (net of amount required to pay our income and franchise taxes), divided by the number of then outstanding public shares, (C) not to convert any shares (including the insider shares) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, and (D) that the insider shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated.

On the date of this prospectus, the insider shares will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $12.50 per ordinary share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The limited exceptions referred to above include (1) transfers among the initial shareholders, to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares.

HSAC 2 Holdings, LLC, our sponsor, has committed to purchase from us an aggregate of (i) 450,000 ordinary shares, or “private shares,” at $10.00 per ordinary share (for a total purchase price of $4,500,000) and (ii) 1,500,000 warrants, or “private warrants,” at $1.00 per warrant (for a total purchase price of $1,500,000; and with the private share purchase described above, an aggregate of $6,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

The private shares are identical to the public shares in this offering. However, our initial shareholders have agreed (A) to vote their founder shares, private shares and any public shares purchased in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our certificate of incorporation that would affect the substance or timing of the ability of public shareholders to exercise redemption rights as described herein or of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 24 months of the closing of this offering, unless we provide public shareholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem any shares, including founder shares, private shares and any public shares purchased in or after this offering into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or sell any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the founder shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Each private warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per ordinary share, subject to adjustment as provided herein. The private warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination. Each private warrant will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by our sponsor or its permitted transferees.

Additionally, HSAC 2 Holdings, LLC has agreed not to transfer, assign or sell any of the private shares, private warrants or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

Corporate Information

Our executive offices are located at 40 10th Avenue, Floor 7 New York, NY 10014 and our telephone number is (646) 597-6980.

We are a Cayman Islands exempted company. Cayman Islands exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

The Offering

In making your decision on whether to invest in our ordinary shares, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 26 of this prospectus.

Ordinary Shares offered	12,500,000 ordinary shares, at $10.00 per ordinary share.
Proposed Nasdaq symbol	“HSAQ”
Trading commencement

The ordinary shares are expected to begin trading on or promptly after the date of this prospectus.

We will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, or the SEC, including an audited balance sheet, promptly following the closing of this offering, which is anticipated to take place three business days from the date the shares commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Ordinary Shares:
Number outstanding before this offering	3,593,750(1)
Number of private shares to be sold in a private placement simultaneously with this offering	450,000
Number to be outstanding after this offering	16,075,000(2)
Private Warrants:
Number outstanding before this offering	0
Number of private warrants to be sold in a private placement simultaneously with this offering	1,500,000
Exercisability	Each private warrant is exercisable to purchase one of our ordinary shares.
Exercise price of private warrants	$11.50 per ordinary share, subject to adjustments as described herein.
Exercise Period	The private warrants will become exercisable on the later of:
• 30 days after the completion of our initial business combination, and
• 12 months from the closing of this offering.

____________

(1)      This number includes an aggregate of up to 468,750 insider shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

(2)      Assumes the over-allotment option has not been exercised and an aggregate of 468,750 insider shares have been forfeited.

Offering proceeds to be held in the trust account

$125,000,000 (or $143,750,000 if the over-allotment option is exercised in full), of the net proceeds of this offering and the proceeds we will receive from the sale of the private shares and private warrants, or $10.00 per ordinary share sold to the public in this offering, will be placed in a trust account in the United States at Morgan Stanley Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $4,375,000 (or $5,031,250 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions which will be paid to the underwriters upon the closing of a business combination. The remainder of the net proceeds of this offering will not be held in the trust account.

Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the required time period and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement in connection with our initial business combination.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our portion of income and franchise tax obligations. With this exception, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account of approximately $2,595,000 (or $2,220,000 if the over-allotment option is exercised in full); provided, however, that in order to meet our working capital needs following the consummation of this offering, if the funds not held in the trust account are insufficient, our initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private warrants at a price of $1.00 per warrant. Our shareholders have approved the issuance of the private warrants upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any other outstanding loans from our initial shareholders or their affiliates will be repaid only from amounts remaining outside our trust account, if any.

Insider Shares

Our initial shareholders purchased an aggregate of 3,593,750 ordinary shares for an aggregate purchase price of $28,750, or $0.008 per ordinary share. The 3,593,750 insider shares held or controlled by our initial shareholders include an aggregate of up to 468,750 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial shareholders will collectively own or control 20% of our issued and outstanding shares after this offering (not including the private shares or private warrants and assuming our initial shareholders do not purchase any shares in this offering). The purchase price of the insider shares was determined by dividing the amount of cash contributed to the company by the number of insider shares issued. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our shareholders prior to this offering at 20% of the number of shares outstanding after this offering. Our initial shareholders will collectively beneficially own approximately 20% of our issued and outstanding shares after this offering (not including the private shares or private warrants and assuming our initial shareholders do not purchase any public shares in this offering). Up to 468,750 insider shares will be subject to forfeiture by our initial shareholders (and/or their permitted transferees) depending on the extent to which the underwriters’ over-allotment option is exercised.

The insider shares are identical to the ordinary shares in this offering, except that:
• the insider shares are subject to certain transfer restrictions, as described in more detail below;

•   our initial shareholders have entered into letter agreements with us, pursuant to which they have agreed (i) to waive their conversion rights with respect to their insider shares and any public shares they purchase in connection with the completion of our initial business combination and (ii) to waive their redemption rights with respect to their insider shares if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to redemption rights with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame); and

•   if we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their insider shares, private shares and any public shares purchased during or after this offering in favor of our initial business combination.

Transfer restrictions on insider shares

Our initial shareholders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until, with respect to 50% of the insider shares, the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our ordinary shares equals or exceeds $12.50 per ordinary share for any 20 trading days within a 30-trading day period following the consummation of our initial business combination and, with respect to the remaining 50% of the insider shares, six months after the date of the consummation of our initial business combination, or earlier in each case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The insider shares will be held in escrow with Continental Stock Transfer & Trust Company during the period in which they are subject to the transfer restrictions described above.

Private shares and warrants

HSAC 2 Holdings, LLC, our sponsor, has committed to purchase from us an aggregate of (i) 450,000 ordinary shares, or “private shares,” at $10.00 per ordinary share (for a total purchase price of $4,500,000) and (ii) 1,500,000 warrants, or “private warrants,” at $1.00 per warrant (for a total purchase price of $1,500,000; and with the private share purchase described above, an aggregate of $6,000,000). The purchase price of the private shares and private warrants will be added to the proceeds from this offering to pay for the expenses of this offering and to be held in the trust account. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds of the sale of the private shares and private warrants will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private shares and private warrants will be worthless.

Limited payments to initial shareholders

There will be no fees, reimbursements or other cash payments paid to our initial shareholders or any of the members of our management team prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

• repayment at the closing of this offering of non-interest-bearing loans in an amount of $300,000;
• payment of $10,000 per month to HSAC 2 Holdings, LLC for office space and related services, subject to deferral as described herein;

•   reimbursement of out-of-pocket expenses incurred by initial shareholders or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

•   repayment of loans which may be made by our initial shareholders or any of their affiliates to finance transaction costs in connection with an initial business combination, the terms of which have not been determined.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. We have no policy which prohibits our initial shareholders or any member of our management team from negotiating the reimbursement of such expenses by a target business. Our audit committee will review and approve all reimbursements and payments made to any insider or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Potential revisions to agreements with initial shareholders

We could seek to amend certain agreements made by our management team disclosed in this prospectus without the approval of shareholders, although we have no intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining shareholder approval. Although shareholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our shareholders without permitting our shareholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our shareholders (for example, if such a modification were necessary to complete a business combination).

Shareholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek shareholder approval of such initial business combination at a general meeting called for such purpose at which shareholders may seek to convert their shares into the right to receive cash from the trust account, regardless of whether they vote for or against the proposed business combination; or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of amount required to pay our income and franchise taxes), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we provide shareholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek shareholder approval of our initial business combination, we will consummate the business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination.

In addition, we will not consummate our initial business combination if public shareholders exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 (so that this offering is not subject to Rule 419 promulgated under the Securities Act) or if we do not satisfy any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration needed to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us (including any cash we may obtain from financing from third parties or our initial shareholders or their affiliates, which may not be available on terms acceptable to us or at all), we will not complete the business combination (as we may be required to have a lesser number of shares converted). As a result, we may not be able to locate another suitable target within the applicable time period, if at all. However, if we seek shareholder approval of a business combination and if a significant number of public shareholders properly seek to convert their public shares in connection with a proposed business combination, we or our initial shareholders or their affiliates could purchase some or all of such shares in the open market or in private transactions in order to seek to satisfy the cash conditions. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. No funds from the trust account can be released from the trust account prior to the consummation of a business combination to make such purchases (although such purchases could be made using funds available to us after the closing of a business combination). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Notwithstanding the foregoing, we or our initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Sections 9(a)(2) or 10(b) of the Exchange Act or Regulation M, which are rules that prohibit manipulation of a company’s stock, and we and they will comply with Rule 10b-18 under the Exchange Act in connection with any open-market purchases. If purchases cannot be made without violating applicable law, no such purchases will be made.

Our initial shareholders have agreed (A) to vote their insider shares, private shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our portion of income and franchise taxes, divided by the number of then outstanding public shares, (C) not to convert any shares (including the insider shares and private shares) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our certificate of incorporation relating to the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering and (D) that the insider shares and private shares shall not be entitled to be redeemed for a pro rata portion of the funds held in the trust account if a business combination is not consummated. Depending on how a business combination was structured, any shareholder approval requirement could be satisfied by obtaining the approval of either (i) a majority of our ordinary shares that were voted at the general meeting (assuming a quorum was present at the general meeting), or (ii) a majority of the outstanding ordinary shares. Because our initial shareholders will collectively beneficially own approximately 20% of our issued and outstanding ordinary shares (not including the private shares or private warrants and assuming our initial shareholders do not purchase any shares in this offering) upon consummation of this offering, a minimum of approximately 781,251 public ordinary shares, or 5.0% of the outstanding ordinary shares (if the approval requirement was a majority of shares voted and the minimum number of shares required for a quorum attended the general meeting and assuming the over-allotment option has not been exercised and an aggregate of 468,750 insider shares have been forfeited as a result thereof), would need to be voted in favor of a business combination in order for it to be approved.

None of our initial shareholders, director nominees or their affiliates has committed to purchase shares in this offering or ordinary shares in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Conversion rights

In connection with a business combination, public shareholders will have the right to convert their shares into an amount equal to (1) the number of public shares being converted by such public holder divided by the total number of public shares multiplied by (2) the amount then in the trust account (initially $10.00 per ordinary share), which includes the deferred underwriting discounts and commissions, plus a pro rata portion of any interest earned on the funds held in the trust account less any amounts necessary to pay our taxes. At any general meeting called to approve an initial business combination, public shareholders may elect to convert their share regardless of whether or not they vote to approve the business combination

Whether we elect to effectuate our initial business combination via shareholder vote or tender offer, we may require public shareholders wishing to exercise conversion rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to convert to our transfer agent or to deliver the shares they are seeking to convert to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at least two business days prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder.

Pursuant to our Amended and Restated Memorandum and Articles of Association, we are required to give a minimum of only five days’ notice for each general meeting. As a result, if we require public shareholders who wish to convert their ordinary shares into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain our ordinary shares when they otherwise would not want to.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or hers, or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking conversion rights with respect to more than 20% of the ordinary shares sold in this offering without our prior written consent. We believe this restriction will prevent an individual shareholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By not allowing a shareholder to convert more than 20% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

If we require public shareholders who wish to convert their ordinary shares to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders.

Please see the risk factors titled “In connection with any shareholder general meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” and “If we require public shareholders who wish to convert their ordinary shares to comply with the delivery requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.”

Once the shares are converted by the holder, and effectively redeemed by us under Cayman Islands law, the transfer agent will then update our Register of Members to reflect all conversions.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public shareholders who exercise their conversion rights as described above under “— Conversion rights,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or targets or owners of the target or targets of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Liquidation if no business combination

As described above, if we fail to consummate a business combination within 24 months from the consummation of this offering, it will trigger our automatic winding up, liquidation and dissolution pursuant to the terms of our Amended and Restated Memorandum and Articles of Association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law.

The amount in the trust account (less $1,250 representing the aggregate nominal par value of the shares of our public shareholders, but including the deferred underwriting compensation) under the Companies Law will be available for distribution under the Companies Law provided that immediately following the date on which the proposed distribution is to be made, we are able to pay our debts as they fall due in the ordinary course of business, and the value of the company’s assets exceed its liabilities. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest).

The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our shareholders. We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per ordinary share due to reductions in the value of the trust assets, in each case less income and franchise taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per ordinary share due to reductions in the value of the trust assets, in each case less income and franchise taxes payable, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per ordinary share.

If we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per ordinary share to our public shareholders. Additionally, if we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

The holders of the insider shares, private shares and private warrants (and underlying securities) will not participate in any redemption distribution with respect to their insider shares, private shares or private warrants (and underlying securities), but may have any public shares redeemed upon liquidation.

If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.00. However, if there are claims of creditors that take priority over the claims of our public shareholders that are not indemnified by our sponsor, the amount we distribute could be less than $10.00 per ordinary share

We will pay the costs of any liquidation following the redemptions from our remaining assets outside of the trust account. If such funds are insufficient, our initial shareholders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

The underwriters have agreed to waive their rights to the deferred underwriting commissions held in the trust account in the event we do not consummate a business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Risks

We are a newly incorporated Cayman Islands exempted company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our ordinary shares, you should take into account not only the background of our management team, but also the special risks and competitive disadvantages we face as a blank check company. For example, we have limited technical, human and financial resources; and we may experience delays in completing a business combination due to our obligation to allow our public shareholders to redeem their shares. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 26 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

June 30, 2020
Balance Sheet Data:
Working capital (deficiency)	$(136,527)
Total assets	$343,750
Total liabilities	$330,215
Shareholder’s equity	$13,535

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. You should consider carefully all of the risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our shares. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our ordinary shares could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a newly incorporated early stage company with no operating history and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated early stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective, which is to complete our initial business combination with one or more target businesses. We have not engaged in any substantive discussions and we have no plans, arrangements or understandings with any prospective target business concerning a business combination and may not complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

If we do not complete our initial business combination, our public shareholders may be forced to wait more than 24 months before receiving distributions from the trust account.

We will have until 24 months from the closing of this offering to consummate our initial business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to convert their shares. Only after the expiration of this full time period will holders of our ordinary shares be entitled to distributions from the trust account if we do not complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares, potentially at a loss.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination.

We will either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which public shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of amount required to pay our income and franchise taxes), or (2) provide our public shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, in each case subject to the limitations described elsewhere in this prospectus. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination instead of conducting a tender offer.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our ordinary shares, require us to complete our initial business combination within 24 months of the effective date of the initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our shares will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of our initial business combination and we may have a longer period of time to complete such a business combination than we would if we were subject to such rule.

If we determine to amend certain agreements made by our management team, many of the disclosures contained in this prospectus regarding those agreements would no longer apply.

We could seek to amend certain agreements with our management team disclosed in this prospectus without the approval of our shareholders, although we have no current intention to do so. For example, restrictions on our executives relating to any voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining shareholder approval. Although shareholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our shareholders without permitting our shareholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our shareholders (for example, if such a modification were necessary to complete a business combination).

If we deviate from the acquisition criteria or guidelines set forth in this prospectus, investors in this offering may have rescission rights or may bring an action for damages against us or we could be subject to civil or criminal actions taken by governmental authorities.

If we were to elect to deviate from the acquisition criteria or guidelines set forth in this prospectus, each person who purchased shares in this offering and still held such securities upon learning of the facts relating to the deviation may seek rescission of the purchase of the shares he or she acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages against us (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security). In such event, we could also be subject to civil or criminal actions taken by governmental authorities. For instance, the SEC can seek injunctions under Section 20(b) of the Securities Act if it believes a violation under the Securities Act has occurred or is imminent. The SEC can also seek civil penalties under Sections 20(d) and 24 if a party has violated the Securities Act or an injunctive action taken by the SEC or if a party willfully, in a registration statement filed under the Securities Act, makes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Furthermore, Section 20 allows the SEC to refer matters to the attorney general to bring criminal penalties against an issuer.

We may issue additional ordinary or preferred shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our Amended and Restated Memorandum and Articles of Association currently authorize the issuance of up to 100,000,000 ordinary shares, par value $0.0001 per ordinary share. Immediately after this offering and the purchase of the private shares and private warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 78,258,333 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares underlying the public and private warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary shares and preferred shares, to complete a business combination. The issuance of additional ordinary shares or preferred shares:

•        may significantly reduce the equity interest of investors in this offering;

•        may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•        may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our business combination. However, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our income and franchise tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, $2,595,000 (or $2,220,000 if the over-allotment option is exercised in full) is anticipated to be available to us initially outside the trust account to fund our working capital requirements and our income and franchise tax obligations. Especially if the over-allotment option is exercised in full, we may not have sufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our initial shareholders to operate or may be forced to liquidate. Our initial shareholders are under no obligation to loan us any funds. If we are unable to obtain the funds necessary, we may be forced to cease searching for a target business and may be unable to complete our initial business combination.

We may not have sufficient working capital to cover our operating expenses.

Following the consummation of this offering, the amounts available to us to pay our operating expenses will consist only of the approximately $2,595,000 (or $2,220,000 if the over-allotment option is exercised in full) initially held outside of the trust account. Therefore, if our expenses exceed our estimates, we will not have sufficient funds outside the trust account to cover our expenses. In such event, we would need to borrow funds from our initial shareholders or from third parties to continue to operate. However, our initial shareholders and third parties are under no obligation to loan us any funds. If we are unable to obtain the necessary funds, we may be forced to cease searching for a target business and liquidate without completing our initial business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by shareholders may be less than approximately $10.00.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we do not consummate an initial business combination within 24 months from the closing of this offering, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per ordinary share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per ordinary share due to reductions in the value of the trust assets, in each case less income and franchise taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Reimbursement of out-of-pocket expenses incurred by our insiders or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, could reduce the funds available to us to consummate a business combination. In addition, an indemnification claim by one or more of our officers and directors in the event that any of them are sued in their capacity as an officer or director could also reduce the funds available to us outside of the trust account.

We may reimburse our insiders or any of their affiliates for out-of-pocket expenses incurred in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided that, to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. In addition, pursuant to our Amended and Restated Memorandum and Articles of Association and Cayman Islands law, we may be required to indemnify our officers and directors in the event that any of them are sued in their capacity as an officer or director. We will also enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation and under Cayman Islands law. In the event that we reimburse our insiders or any of their affiliates for out-of-pocket expenses prior to the consummation of a business combination or are required to indemnify any of our officers or directors pursuant to our Amended and Restated Memorandum and Articles of Association, Cayman Islands law, or the indemnity agreements that we will enter into with them, we would use funds available to us outside of the trust account for our working capital requirements. Any reduction in the funds available to us could have a material adverse effect on our ability to locate and investigate prospective target businesses and to structure, negotiate, conduct due diligence in connection with or consummate our initial business combination.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per ordinary share and (ii) the actual amount per ordinary share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per ordinary share due to reductions in the value of the trust assets, in each case less income and franchise taxes payable, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per ordinary share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our Amended and Restated Memorandum and Articles of Association provide that we will continue in existence only until 24 months from the consummation of this offering if a business combination has not been consummated by such time. If we do not complete an initial business combination during such time period, it will trigger our automatic winding up, liquidation and dissolution. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such distribution. Accordingly, we cannot assure you that third parties, or we under the control of an official liquidator, will not seek to recover from our shareholders amounts owed to them by us.

If we do not consummate a business combination within the required time period, upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our sponsor, HSAC 2 Holdings, LLC, has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and which have not executed a waiver agreement. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the Cayman Islands Court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to pay a fine of US$18,292.68 and subject to imprisonment for five years in the Cayman Islands.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Holders of private warrants will not have redemption rights.

If we do not complete an initial business combination within the required time period and we redeem the funds held in the trust account, the private warrants will expire and holders will not receive any of the amounts held in the trust account in exchange for such private warrants.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Although we intend to focus our search on target businesses operating in healthcare innovation, we may consummate our initial business combination with a target business in any industry or geographic region we choose and are not limited to any particular industry, type of business or geographic region. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately consummate our initial business combination. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. We may not properly ascertain or assess all of the significant risk factors. An investment in our shares may not ultimately prove to be more favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The requirement that our initial business combination occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination such that the post-transaction company owns less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. None of our officers are required to commit any specified amount of time to our affairs (although we expect them to devote approximately 10 hours per week to our business) and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to their other business activities, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. In addition, we do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel after our initial business combination, however, remains to be determined. Although some of our key personnel serve in senior management or advisory positions following our initial business combination, it is likely that most, if not all, of the management of the target business will remain in place. These individuals may be unfamiliar with the requirements of operating a public company, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to consummate our initial business combination with.

We may consummate a business combination with a target business in any geographic location or industry we choose. Our officers and directors may not have enough experience or sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding our initial business combination.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our ordinary shares for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our initial shareholders and their affiliates may be owed reimbursement for out-of-pocket expenses which may cause them to have conflicts of interest in determining whether a particular business combination is most advantageous.

Our initial shareholders and their affiliates may incur out-of-pocket expenses in connection with certain activities on our behalf, such as identifying and investigating possible business targets and combinations. We have no policy that would prohibit these individuals and their affiliates from negotiating the reimbursement of such expenses by a target business. As a result, the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Members of our management team may have affiliations with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Members of our management team may have affiliations with companies, including companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the potential conflicts of interest of our management, see the section titled “Management — Conflicts of Interest.”

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or initial shareholders, which may raise potential conflicts of interest.

In light of the involvement of our initial shareholders and director nominees with other entities, we may decide to acquire one or more businesses affiliated with our initial shareholders or director nominees. Our directors and director nominees also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Our initial shareholders and director nominees are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a Target Business and Structuring of Our Initial Business Combination,” such transaction was approved by a majority of our disinterested and independent directors (if we have any at that time), and we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our initial shareholders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Our officers’ and directors’ personal and financial interests may influence their motivation in determining whether a particular target business is appropriate for a business combination.

Our officers and directors have waived their right to convert (or sell to us in any tender offer) their insider shares or any other ordinary shares acquired in this offering or thereafter (although none of these insiders have indicated any intention to purchase shares in this offering or thereafter), or to receive distributions with respect to their insider shares upon our liquidation if we do not consummate our initial business combination. Our sponsor, which is affiliated with our officers and directors, has also waived its right to convert (or sell to us in any tender offer) its private shares or any other ordinary shares acquired in this offering or thereafter (although it has not indicated any intention to purchase shares in this offering or thereafter), or to receive distributions with respect to their private shares upon our liquidation if we do not consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination, subject to their fiduciary duties under Cayman Islands law. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

If we do not consummate a business combination, any loans made by our initial shareholders, including our officers and directors, or their affiliates would not be repaid, resulting in a potential conflict of interest in determining whether a potential transaction is in our shareholders’ best interest.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, including our officers and directors, or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The loans would be non-interest bearing and would be payable at the consummation of a business combination. If we fail to consummate a business combination within the required time period, the loans would not be repaid. Consequently, our directors and officers may have a conflict of interest in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Nasdaq may delist our ordinary shares from quotation on its exchange, which could limit investors’ ability to make transactions in our ordinary shares and subject us to additional trading restrictions.

We anticipate that our ordinary shares will be listed on Nasdaq, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our ordinary shares will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our ordinary shares on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $5.0 million) and a minimum number of holders of our ordinary shares (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our ordinary shares on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per ordinary share and our shareholders’ equity would generally be required to be at least $5.0 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our ordinary shares from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our ordinary shares;

•        reduced liquidity with respect to our ordinary shares;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely we will consummate our initial business combination with a single target business, although we have the ability to simultaneously consummate our initial business combination with several target businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

Alternatively, if we determine to simultaneously consummate our initial business combination with several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the target companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our public shareholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third-party financing to help fund our initial business combination. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

In connection with any general meeting called to approve a proposed initial business combination, we may require shareholders who wish to convert their public shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any general meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether it is voting for or against such proposed business combination, to demand that we convert its public shares into a share of the trust account. Such conversion will be effectuated under Cayman Islands law and our Amended and Restated Memorandum and Articles of Association as a redemption of the shares, with the redemption price to be paid being the applicable pro rata portion of the monies held in the trust account. We may require public shareholders who wish to convert their public shares in connection with a proposed business combination to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote taken at the general meeting relating to such business combination. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. It is also our understanding that it takes a short time to deliver shares through the DWAC System. However, this too may not be the case. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the ordinary shares sold in this offering.

In connection with any general meeting held to approve an initial business combination, we will offer each public shareholder (but not our initial shareholders) the right to have his, her, or its ordinary shares converted into cash. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 20% of the ordinary shares sold in this offering. Generally, in this context, a shareholder will be deemed to be acting in concert or as a group with another shareholder when such shareholders agree to act together for the purpose of acquiring, voting, holding or disposing of our equity securities. Accordingly, if you purchase more than 20% of the ordinary shares sold in this offering and our proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional ordinary shares or sell them in the open market. The value of such additional shares may not appreciate over time following our initial business combination, and the market price of our ordinary shares may not exceed the per-share conversion price.

If we require public shareholders who wish to convert their ordinary shares to comply with the delivery requirements discussed above for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to convert their ordinary shares to comply with the delivery requirements discussed above for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed business combination until we have returned their securities to them. The market price for our ordinary shares may decline during this time and you may not be able to sell your ordinary shares when you wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in consummating our initial business combination with certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. Furthermore, seeking shareholder approval of our initial business combination may delay the consummation of a transaction. Additionally, our private warrants, and the future dilution they represent (entitling the holders to receive ordinary shares on exercise of the private warrants), may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Our ability to consummate an attractive business combination may be impacted by the market for initial public offerings.

Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although our intention is to pursue prospective targets that are focused on healthcare innovation and are domiciled in North America or Europe. If the market for initial public offerings is limited, we believe there will be a greater number of attractive target businesses open to consummating an initial business combination with us as a means to achieve publicly held status. Alternatively, if the market for initial public offerings is robust, we believe that there will be fewer attractive target businesses amenable to consummating an initial business combination with us to become a public reporting company. Accordingly, during periods with strong public offering markets, it may be more difficult for us to complete an initial business combination.

If we seek shareholder approval of a proposed transaction we could need as little as 5.0% of our public shares to be voted in favor of the transaction in order to have such transaction approved.

Our initial shareholders and our officers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination. As a result, if we seek shareholder approval of a proposed transaction we could need as little as 781,251 of our public shares (or approximately 5.0% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised and the initial shareholders do not purchase any shares in this offering or shares in the after-market). Such a small number could be required because we will have 15,625,000 ordinary shares outstanding, of which only a quorum is required to be present at a general meeting in order to conduct business, or 7,812,501 shares. Since an ordinary resolution under Cayman Islands law requires the affirmative vote of a majority of the shareholders at the general meeting (assuming a quorum is present), if only a quorum of shares is present at the general meeting, only 781,251 shares would be required to approve a business combination proposal.

We may be unable to obtain additional financing, if required, to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, the capital requirements for any particular transaction remain to be determined. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of ordinary shares, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial shareholders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon consummation of our offering and the private placement, our initial shareholders will collectively own approximately 20% of our issued and outstanding ordinary shares (assuming they do not purchase any shares in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase shares in this offering or any ordinary shares from persons in the open market or in private transactions (other than the private shares or private warrants). However, if our initial shareholders purchase any shares in this offering or if our officers, directors, initial shareholders or their affiliates determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to assist us in consummating our initial business combination, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination.

There is no requirement under the Companies Law for us to hold annual or general meetings to elect directors. Accordingly, shareholders would not have the right to such a meeting or election of directors, unless the holders of not less than 10% of the voting rights of our company request such a meeting. As a result, it is unlikely that there will be an annual general meeting to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights for up to 24 months. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business combination.

Our board of directors is divided into three classes and, therefore, our initial shareholders will continue to exert control over us until the closing of a business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 24 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, fewer than half of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of our initial business combination.

Our initial shareholders paid an aggregate of $28,750, or $0.008 per ordinary share, for the insider shares, and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per ordinary share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to the investors in this offering. Our initial shareholders acquired the insider shares for $0.008 per ordinary share, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 88.2% or $8.82 per ordinary share (the difference between the pro forma net tangible book value per ordinary share of $1.18, and the initial offering price of $10.00 per ordinary share), taking into account that the net tangible book value per ordinary share prior to this offering was ($0.01). This is because investors in this offering will be contributing approximately 93.26% of the total amount paid to us for our outstanding ordinary shares after this offering but will only own 77.8% of our outstanding ordinary shares. Accordingly, the per-ordinary share purchase price you will be paying substantially exceeds our per ordinary share net tangible book value.

If our initial shareholders exercise their registration rights, this may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect our initial business combination.

Our initial shareholders are entitled to make a demand that we register the resale of the insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the private shares and private warrants and our initial shareholders or their affiliates are entitled to demand that we register the resale of the private shares and private warrants (and underlying securities) our initial shareholders or their affiliates may be issued in payment of working capital loans made to us commencing on the date that we consummate our initial business combination. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of consummating our initial business combination with the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial business combination. If we pay consultants or financial advisers fees that are tied to the consummation of our initial business combination, they may have conflicts of interest when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination. For example, if a consultant’s or financial advisor’s fee is based on the size of the transaction, then they may be influenced to present us with larger transactions that may have lower growth opportunities or long-term value versus smaller transactions that may have greater growth opportunities or provide greater value to our shareholders. Similarly, consultants whose fees are based on consummation of a business combination may be influenced to present potential business combinations to us regardless of whether they provide longer-term value for our shareholders. While we will endeavor to structure agreements with consultants and financial advisors to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

The determination of the offering price of our shares and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our shares properly reflects the value of such shares than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our ordinary shares. The public offering price of the shares were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the shares include:

•        the history of other similarly structured blank check companies;

•        prior offerings of those companies;

•        our prospects for consummating an initial business combination with an operating business at attractive values;

•        our capital structure;

•        securities exchange listing requirements;

•        market demand;

•        expected liquidity of our ordinary shares;

•        general conditions of the securities markets at the time of the offering; and

•        other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (“COVID-19”) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The COVID-19 outbreak has and a significant outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

The requirement that we complete our initial business combination within 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination.

We have 24 months from the closing of this offering to complete our initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be not complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities,

each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us certain burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the completion of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we do not complete our initial business combination, our public shareholders may receive only approximately $10.00 per ordinary share on the liquidation of our trust account and our private warrants will expire worthless.

We may not obtain a fairness opinion with respect to the target business that we seek to consummate our initial business combination with and therefore you may be relying solely on the judgment of our board of directors in approving a proposed business combination.

We will only be required to obtain a fairness opinion with respect to the target business that we seek to consummate our initial business combination with if it is an entity that is affiliated with any of our initial shareholders. In all other instances, we will have no obligation to obtain an opinion. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination, our public shareholders may receive only approximately $10.00 per ordinary share on the liquidation of our trust account and our private warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons, including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination, our public shareholders may receive only approximately $10.00 per ordinary share on the liquidation of our trust account and our private warrants will expire worthless.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal control and may require that we have such system of internal control audited. If we fail to maintain the adequacy of our internal control, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal control, although as an “emerging growth company” as defined in the JOBS Act, we may take advantage of an exemption to this requirement. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal control. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our ordinary shares less attractive to investors and may make it more difficult to compare our performance with other public companies.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. As long as we qualify as an emerging growth company, we would be permitted, and we intend to, omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above. We also intend to take advantage of the exemption provided under the JOBS Act from the requirements to submit say-on-pay, say-on-frequency and say-on-golden parachute votes to our shareholders and we will avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of these benefits until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Following this offering, we will continue to be an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenues of at least $1.07 billion (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of shares under this registration statement, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act.

Until such time that we lose “emerging growth company” status, it is unclear if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and the trading prices for our ordinary shares may be more volatile and could cause them to decline.

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect our initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•        rules and regulations or currency conversion or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations may suffer.

If we effect our initial business combination with a target business located outside of the United States, the laws applicable to such target business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a target business located outside of the United States, the laws of the country in which such target business is domiciled will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements in such jurisdiction and appropriate remedies to enforce its rights under such material agreements may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we consummate our initial business combination with a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws of the United States.

There is currently no market for our ordinary shares and a market for our ordinary shares may not develop, which would adversely affect the liquidity and price of our ordinary shares.

There is currently no market for our ordinary shares. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our ordinary shares may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our ordinary shares may never develop or, if developed, it may not be sustained. You may be unable to sell your ordinary shares unless a market can be established and sustained.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands and certain of our officers and directors are residents of jurisdictions outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the Companies Laws and common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, and whilst the decisions of the English courts are of persuasive authority, they are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in Cayman Islands law for derivative actions to be brought in certain circumstances, shareholders in the British Virginia Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands exempted company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely:

•        to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; and

•        to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

•        the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•        the U.S. judgment is final and for a liquidated sum;

•        the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•        in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•        recognition or enforcement of the judgment would not be contrary to public policy in the Cayman Islands; and

•        the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a Cayman Islands Court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Because we must furnish our shareholders with financial statements of the target business prepared in accordance with U.S. GAAP or IFRS as issued by the IASB or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

We will be required to provide historical and pro forma financial statement disclosure relating to our target business to our shareholders. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days after closing. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. A target business may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our ordinary shares.

An investment in this offering may involve adverse U.S. federal income tax consequences.

An investment in this offering may involve adverse U.S. federal income tax consequences. For instance, there is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares upon exercise of the investor’s conversion right or upon our liquidation of the trust account will result in constructive income to the investor, which could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. See the section titled “Taxation United States Federal Income Taxation” for a summary of the material U.S. federal income tax consequences of an investment in our ordinary shares. Prospective investors are urged to consult their own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our ordinary shares.

We have also not sought a ruling from the Internal Revenue Service, or IRS, as to any U.S. federal income tax consequences described in this prospectus. The IRS may disagree with the descriptions of U.S. federal income tax consequences described herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described in this prospectus. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

We may qualify as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our ordinary shares, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•        ability to complete our initial business combination;

•        success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        potential ability to obtain additional financing to complete our initial business combination;

•        pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential investment opportunities;

•        potential change in control if we acquire one or more target businesses for shares;

•        the potential liquidity and trading of our ordinary shares;

•        the lack of a market for our ordinary shares;

•        use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•        financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a company incorporated under the laws of the Cayman Islands and administered from outside the United States, and a majority of our assets will be located outside the United States. Our U.S. agent for service of process is Cogency Global Inc. However, it may be difficult for investors to effect service of process on us or our officers or directors within the United States in a way that will permit a U.S. court to have jurisdiction over us.

Our corporate affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Law, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the Companies Law and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•        to recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and

•        to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

We have been advised by Maples and Calder, our Cayman Islands counsel, that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that: (i) the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (ii) the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; (iii) in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court; (iv) recognition or enforcement of the judgment would not be contrary to public policy in the Cayman Islands; and (v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice. In appropriate circumstances, a Cayman Islands Court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private shares and private warrants, will be used as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$125,000,000		$143,750,000
From sale of private shares and private warrants	6,000,000		6,000,000
Total gross proceeds	131,000,000		149,750,000

Estimated Offering expenses(1)
Non-contingent underwriting discount (2.0% of gross proceeds from offering)	2,500,000	(2)	2,875,000	(2)
Initial Trustee Fee	6,500		6,500
Legal fees and expenses	275,000		275,000
Nasdaq listing fee	55,000		55,000
Printing and engraving expenses	45,000		45,000
Accounting fees and expenses	40,000		40,000
SEC/FINRA Expenses	39,486		39,486
Director & Officer liability insurance premiums	150,000		150,000
Miscellaneous	294,014		294,014
Total offering expenses (not including the deferred underwriting discount)	3,405,000	(3)	3,780,000	(3)

Held in the trust account(4)	$125,000,000		$143,750,000
Not held in the trust account	$2,595,000		$2,220,000

Use of net proceeds not held in the trust account(5)(6)

	Amount		% of Total
Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination	$350,000		13.4%
Legal and accounting fees related to regulatory reporting obligations	150,000		5.7%
Consulting, travel and miscellaneous expenses incurred during search for initial business combination target	100,000		3.8%
Payment for office space, administrative and support services	240,000		9.2%
Nasdaq continued listing fees	55,000		2.1%
Working capital, as necessary	1,700,000	(5)	65.5%
Total	$2,595,000		100.0%

____________

(1)      A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds we received as loans from our initial shareholders described below. These funds will be repaid out of the proceeds of this offering available to us.

(2)      No discounts or commissions will be paid with respect to the purchase of the private shares and private warrants.

(3)      Does not include the deferred underwriting commission payable to Chardan Capital Markets, LLC in an amount equal to 3.5% of the total gross proceeds raised in the offering ($4,375,000, or $5,031,250 if the underwriter’s over-allotment option is exercised in full).

(4)      The funds held in the trust account may, but need not, be used to pay our expenses relating to completing our initial business combination, including a deferred underwriting commission payable to Chardan Capital Markets, LLC in an amount equal to 3.5% of the total gross proceeds raised in the offering described below.

(5)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in the categories of our intended use of proceeds.

HSAC 2 Holdings, LLC, our sponsor, has committed to purchase from us an aggregate of (i) 450,000 shares, or “private shares,” at $10.00 per ordinary share (for a total purchase price of $4,500,000) and (ii) 1,500,000 warrants, or “private warrants,” at $1.00 per warrant (for a total purchase price of $1,500,000; and with the private share purchase described above, an aggregate of $6,000,000). Each private warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per ordinary share, subject to adjustment as provided herein. The private warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination. Each private warrant will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by our sponsor or its permitted transferees. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

$125,000,000, or $143,750,000 if the over-allotment option is exercised in full, of net proceeds of this offering and the sale of the private shares and private warrants will be placed in a trust account in the United States at Morgan Stanley Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the trust account will be invested only in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of our initial business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete our initial business combination to the extent not used to pay converting shareholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to HSAC 2 Holdings, LLC, of a monthly fee of $10,000 is for general and administrative services, including office space, utilities and secretarial support. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. This arrangement is being agreed to by HSAC 2 Holdings, LLC for our benefit. We believe that the fee charged by HSAC 2 Holdings, LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public shareholders. Other than the $10,000 per month fee, no compensation of any kind (including finder’s fees, consulting fees or other similar compensation) will be paid to our initial shareholders, members of our management team or any of our or their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after our initial business combination.

The net proceeds from this offering available to us out of trust for our working capital requirements in searching for our initial business combination will be approximately $2,595,000 (or $2,220,000 if the over-allotment option is exercised in full).

The allocation of the net proceeds available to us outside of the trust account represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. If our estimate of the costs of undertaking due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our initial shareholders, members of our management team or third parties, but our initial shareholders, members of our management team or third parties are not under any obligation to advance funds to, or invest in, us.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, in connection with our initial business combination and to pay our expenses relating thereto, including the deferred underwriting commission payable to Chardan Capital Markets, LLC in an amount equal to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our shares are used in whole or in part as consideration to effect our initial business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we do not consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our initial shareholders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and have agreed not to seek repayment of such expenses.

On June 11, 2020, HSAC 2 Holdings, LLC loaned us $300,000 to be used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and accounting fees and expenses. The loans are payable without interest upon the consummation of this offering.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for up to the next 24 months, assuming that our initial business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our initial shareholders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private warrants at a price of $1.00 per warrant. Our shareholders have approved the issuance of the private warrants upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any loans and advances from our initial shareholders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

A public shareholder will be entitled to receive funds from the trust account only in the event of (1) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period, (2) if that public shareholder elects to convert public shares in connection with a shareholder vote or (3) if that public shareholder sells shares to us in any tender offer in connection with a proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends subsequent to the completion of our initial business combination will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering, including pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ ownership at an aggregate of 20% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the private shares, private warrants and assuming our initial shareholders do not purchase shares in this offering). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per ordinary share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Net tangible book value per ordinary share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted into cash), by the number of outstanding ordinary shares.

On June 30, 2020, our net tangible book value was ($136,527), or approximately ($0.04) per ordinary share assuming the underwriters do not exercise any portion of the over-allotment option and the forfeiture of 468,750 insider shares. After giving effect to the sale of 12,500,000 (or 14,375,000 if the underwriters exercise their over-allotment option in full) ordinary shares we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the private shares and private warrants, our pro forma net tangible book value at June 30, 2020 would have been $5,000,005 or $1.18 per ordinary share (or $5,000,005 or $1.04 per ordinary share if the underwriters exercise their over-allotment option in full), representing an immediate increase in net tangible book value of $1.22 (or $1.08 if the underwriters exercise their over-allotment option in full) per ordinary share to our initial shareholders and an immediate dilution of $8.82 (or $8.96 if the underwriters exercise their over-allotment option in full) per ordinary share or 88.2% (or 89.6% if the underwriters exercise their over-allotment option in full) to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $118,233,530 (or $135,952,280 if the underwriters exercise their over-allotment option in full) less than it otherwise would have been because if we effect our initial business combination, the conversion rights of the public shareholders (but not our initial shareholders) may result in the conversion or tender of up to 11,823,353 (or 13,595,228 if the underwriters exercise their over-allotment option in full) shares sold in this offering.

The following table illustrates the dilution to our public shareholders on a per-share basis.

	Without Over-allotment		With Over-allotment
Public offering price		$10.00		$10.00
Net tangible book deficit before this offering	(0.04)		(0.04)
Increase attributable to public shareholders	1.22		1.08
Pro forma net tangible book value after this offering and the sale of the private shares and private warrants		1.18		1.04
Dilution to public shareholders		$8.82		$8.96
Percentage of dilution to public shareholders		88.2%		89.6%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Without Over-allotment					With Over-allotment
	Shares Purchased		Total Consideration		Average Price Per Share	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage		Number	Percentage	Amount	Percentage
Insider shares	3,125,000	19.44%	$28,750	0.02%	$1.45	3,593,750	19.51%	$28,750	0.02%	$0.01
Private Placement Shares	450,000	2.80%	4,500,000	3.48%	$10.00	450,000	2.44%	4,500,000	3.03%	$10.00
New investors	12,500,000	77.76%	125,000,000	96.50%	$10.00	14,375,000	78.05%	143,750,000	96.95%	$10.00
	16,075,000	100%	$129,528,750	100.00%		18,418,750	100%	$148,278,750	100.00%

The pro forma net tangible book value per ordinary share after the offering and the sale of the private shares and private warrants is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(136,527)	$(136,527)
Net proceeds from this offering and sale of the private shares and private warrants	127,595,000	145,970,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	150,062	150,062
Less: Deferred underwriting commissions	(4,375,000)	(5,031,250)
Less: Proceeds held in trust subject to redemption	(118,233,530)	(135,952,280)
	$5,000,005	$5,000,005
Denominator:
Ordinary shares outstanding prior to this offering	3,593,750	3,593,750
Ordinary shares forfeited if over-allotment is not exercised	(468,750)	—
Ordinary shares offered	12,500,000	14,375,000
Private shares to be purchased by the Sponsor	450,000	450,000
Less: Shares subject to redemption	(11,823,353)	(13,595,228)
	4,251,647	4,823,522

CAPITALIZATION

The following table sets forth our capitalization on June 30, 2020 and as adjusted to give effect to the sale of our ordinary shares offered by this prospectus and the private shares, private warrants and the application of the estimated net proceeds derived from the sale of such securities:

	June 30, 2020
	Actual	As Adjusted(1)
Notes payable to related party(2)	$300,000	$—
Deferred underwriting commissions	—	4,375,000
Ordinary shares subject to possible redemption; -0- and 11,823,353 shares, actual and as adjusted, respectively	—	118,233,530
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized; 3,593,750 and 4,251,647 shares issued and outstanding (excluding -0- and 11,823,353 shares subject to possible redemption), actual and as adjusted, respectively(3)	359	425
Additional paid-in capital	28,391	5,014,795
Accumulated deficit	(15,215)	(15,215)
Total shareholders’ equity	$13,535	$5,000,005
Total capitalization	$313,535	$127,608,535

____________

(1)      Includes the $6,000,000 in aggregate we will receive from the sale of the private shares and private warrants. Assumes the over-allotment option has not been exercised.

(2)      Notes payable to related parties of $300,000 are promissory notes issued to related parties. The note will not be repaid until after the closing of this offering.

(3)      Assumes the over-allotment option has not been exercised and an aggregate of 468,750 insider shares have been forfeited by our initial shareholders as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were incorporated as a Cayman Islands company on May 25, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although we intend to focus our search on target businesses domiciled in North America or Europe that are developing assets in the biopharma and medical technology sectors. We intend to utilize cash derived from the proceeds of this offering and the private placement of the private shares, the private placement of the private warrants, our ordinary shares, debt or a combination of cash, securities and debt, in effecting our initial business combination. The issuance of additional ordinary shares or preferred shares in our initial business combination:

•        may significantly dilute the equity interest of our investors in this offering who would not have pre-emption rights in respect of any such issuance;

•        may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•        will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, on June 30, 2020, we had $193,688 in cash and a working capital deficit of $136,527.

Our liquidity needs have been satisfied to date through receipt of $28,750 from the sale of the insider shares and loans from related parties in an aggregate amount of $300,000 that are more fully described below. Our deferred offering costs through June 30, 2020 have been $150,062. We estimate that the net proceeds from (1) the sale of the ordinary shares in this offering, after deducting offering expenses of approximately $900,000 and underwriting discounts and commissions of $2,500,000 (or $2,875,000 if the over-allotment option is exercised in full) and (2) the sale of the private shares and private warrants for a purchase price of $6,000,000, will be $127,595,000 (or $145,970,000 if the over-allotment option is exercised in full). $125,000,000 (or $143,750,000 if the over-allotment option is exercised in full), which includes $4,375,000 of deferred underwriting commissions ($5,031,250 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account. The remaining $2,595,000 (or $2,220,000 if the over-allotment option is exercised in full) will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto, including deferred underwriting discounts and commissions payable to Chardan Capital Markets, LLC in an amount up to 3.5% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $2,595,000 (or $2,220,000 if the over-allotment option is exercised in full) of net proceeds not held in the trust account, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective business combination candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to consummate our initial business combination with and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•        $350,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination;

•        $100,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial shareholders;

•        $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•        $240,000 for the payment of the administrative fee to HSAC 2 Holdings, LLC (of $10,000 per month for up to 24 months), subject to deferral as described herein;

•        $55,000 for Nasdaq continued listing fees; and

•        $1,700,000 ($1,325,000, if the over-allotment option is exercised in full) for general working capital that will be used for miscellaneous expenses.

If our estimates of the costs of undertaking due diligence and negotiating our initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On June 11, 2020, HSAC 2 Holdings, LLC, loaned us $300,000 to cover expenses related to this offering. The loan is payable without interest at the closing this offering.

Our sponsor has entered into an agreement with us to purchase an aggregate of 2,500,000 of our ordinary shares or their equivalent in the securities of a target company for an aggregate purchase price of $25,000,000 prior to, concurrently with, or following the closing of our business combination, either in open market transactions (to the extent permitted by law) or in a private placement. The capital from such transaction may be used as part of the consideration to the sellers in our initial business combination, and any excess capital from such private placement would be used for working capital in the post-transaction company.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our initial shareholders or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private warrants at a price of $1.00 per warrant. If we do not complete a business combination, any other outstanding loans from our initial shareholders or their affiliates will be repaid only from amounts remaining outside our trust account, if any. We believe the purchase price of these private warrants will approximate the fair value of such private warrants when issued. However, if it is determined that, at the time of issuance, the fair value of such private warrants exceeds the purchase price, we would record compensation expense for the excess of the fair value of the private warrants on the day of issuance over the purchase price in accordance with ASC 718 — Compensation — Stock Compensation.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

When required by Section 404 and once our management’s report on internal control is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report. This independent registered public accounting firm may identify additional issues concerning a target business’s internal control while performing its audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private shares and private warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On September 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

Health Sciences Acquisitions Corporation 2 (“HSAC2”) is a blank check company incorporated on May 25, 2020 as a Cayman Islands exempted company. HSAC2 was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Although there is no restriction or limitation on what industry our target operates in, it is our intention to pursue prospective targets that are focused on healthcare innovation. We anticipate targeting companies domiciled in North America or Europe that are developing assets in the biopharma and medical technology sectors, which aligns with our management team’s experience in healthcare investing and drug development. At the time of preparing this prospectus, we have not identified any specific business combination, nor has anyone on our behalf initiated or engaged in any substantive discussions, formal or otherwise, related to such a transaction. Our efforts to date are limited to organizational activities related to this offering.

Our Sponsor and Competitive Advantages

Our sponsor is an affiliate of RTW Investments, LP, or RTW, a New York based financial firm managing more than $4.4 billion of regulatory assets under management, as of May 31, 2020. RTW was formed in 2009 by Roderick Wong, MD, and has garnered a reputation as a leading capital provider to healthcare industry entrepreneurs and academic investigators due to its investment expertise, deep industry relationships, benevolent activism, and long-standing track record.

Our management team will be led by Dr. Roderick Wong and Dr. Naveen Yalamanchi, Chief Investment Officer and Portfolio Manager of RTW, respectively. Drs. Wong and Yalamanchi have more than 30 years of combined experience in healthcare investing. Dr. Wong’s specialization lies within the biopharma area, and Dr. Yalamanchi’s focus lies within the medical technology sector, including, but not limited to, device and diagnostic companies.

We believe that our company’s philosophical alignment with RTW, and our ability to leverage the rigorous and comprehensive scientific and financial analysis that RTW is known for, provides us with a strong competitive advantage. RTW focuses on identifying transformational innovations across the life sciences space, specifically backing scientific programs that have the potential to disrupt the current standard of care in their respective disease areas. RTW’s screening process has been honed by Dr. Wong throughout his 16-year tenure as an investment management professional.

RTW invests in healthcare companies across the public/private spectrum, supporting investments through multiple stages of their respective life cycles. To date, RTW has not only delivered outstanding financial returns to investors but has also successfully supported companies through the U.S. Food and Drug Administration, or FDA, approval process and the commercialization of six commercially available drugs.

RTW is a full life-cycle investor and, as such, recognizes the importance of providing growth capital along with the support of an experienced team, if and when needed, at any critical inflection point in an asset’s life cycle. RTW has engaged in new company formations around licensing promising programs from both biotechnology companies and academic institutions and pairing these programs with world-class management teams. An example of this is Rocket Pharmaceuticals, Inc., or Rocket, a now publicly traded gene therapy platform company (listed on the Nasdaq Global Market under the ticker symbol “RCKT”), where Dr. Wong serves as Chairman and Dr. Yalamanchi serves as a director. Rocket has a pipeline of four clinical stage programs and one pre-clinical stage program, each identified through RTW’s proprietary “data-first” screening process.

RTW has long-term trusted relationships it can leverage for investment purposes. Since RTW’s inception, the firm has formed three publicly traded biopharma companies, sponsored a special purpose acquisition company (Health Sciences Acquisitions Corporation), and listed a closed-ended fund on the Specialist Fund Segment of the London Stock Exchange that trades under the ticker symbol “RTW”. Since 2015, RTW has met with more than 300 private companies and invested in more than 30 private transactions. In 2019, RTW invested in nine privately negotiated transactions, serving as the lead investor in five of the nine. In 2020 through the end of May 2020, RTW has invested in four privately negotiated transactions, serving as the lead investor in one of the four. The majority of RTW’s private investments since 2015 have been as a lead or participant in financing rounds involving other active and well-connected investors in the biopharma and medical technology sectors, illustrative of the value RTW places on syndicating deals with trusted co-investors whose interest align with maximizing long-term value.

RTW’s team is comprised of 34 individuals, a majority of whom have medical or advanced scientific training and/or legal or investment banking experience, all of which enable a deeply differentiated approach to research, idea generation, and deal execution. Complementing RTW’s outstanding scientific perspicacity and industry relationships is RTW’s business team, whose members bring valuable experiences as a life sciences attorney, industry operators, consultants and investment bankers, who are actively engaging with banks and academic institutions, sophisticated family offices and institutional investors, while cultivating strong relationships and expanding our network of key contacts and syndicate partners. We believe the well-roundedness of the team, strengthened by strong ties across industry, academia, banking platforms, and unaffiliated investor relationships, will enhance our management team’s ability to source viable prospective target businesses, capitalize them, and ensure public-market readiness.

We believe that our management team is equipped with the knowledge, experience, capital and human resources, and sustainable corporate governance practices to pursue unique opportunities that will offer attractive risk-adjusted returns. In addition, we know first-hand the burden placed on management teams of healthcare companies while they are simultaneously trying to advance their programs and sell their vision to both investors and the board of directors. We are prepared to shoulder some of this burden upfront, ultimately allowing our business combination partner to focus on creating value.

With respect to the foregoing examples, past performance by our management team or RTW, including with respect to HSAC 1, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. You should not rely on the historical record of our management’s or RTW’s performance as indicative of our future performance.

Our Experience with Special Purpose Acquisition Companies (“SPACs”)

RTW sponsored Health Sciences Acquisitions Corporation’s (Nasdaq ticker: “HSAC”) $115 million initial public offering in May 2019. In October 2019, HSAC announced its business combination with Immunovant Sciences, Ltd. (“Immunovant”), a clinical-stage biopharmaceutical company focused on enabling normal lives for patients with autoimmune diseases. The closing of the business combination was finalized and announced in December 2019, and the ordinary shares of the combined company, Immunovant, Inc., were listed on Nasdaq under the ticker “IMVT”. HSAC and the subsequent business combination achieved several important milestones. The HSAC-Immunovant SPAC has generated an internal rate of return, or IRR, of 192% for common stock and warrant shareholders from the initial public offering through to June 15, 2020. HSAC closed its business combination with Immunovant 216 days after the initial public offering. Moreover, the HSAC-Immunovant SPAC achieved an IRR of 106% for common stock and warrant shareholders from initial public offering to the closing of the business combination. Additionally, the business combination closed with zero redemptions from shareholders. Dr. Wong served as President, Chief Executive Officer and Chairman of HSAC, Dr. Yalamanchi served as Executive Vice President, Chief Financial Officer and a board member of HSAC, Alice Lee served as Vice President of Operations and as Secretary and Treasurer of HSAC, and Stephanie Sirota served as Vice President of Corporate Strategy and Corporate Communications of HSAC.

Our Board of Directors and Management

Roderick Wong, MD, our President and Chief Executive Officer and Chairman of our board of directors, has served as our President and Chief Executive Officer since June 2020 and on our board since the company’s inception. Dr. Wong has more than 16 years of healthcare investing experience. Since 2009, he has served as Managing Partner and Chief Investment Officer of RTW, a healthcare-focused investment firm managing $4.4 billion in regulatory assets under management. Prior to forming RTW, Dr. Wong was a Managing Director and sole Portfolio Manager for the Davidson Kempner Healthcare Funds. Prior to joining Davidson Kempner, Dr. Wong held various healthcare investment and research roles at Sigma Capital Partners and Cowen & Company. Dr. Wong served as Chairman of the board of directors of Health Sciences Acquisitions Corporation (“HSAC”) and its Chief Executive Officer from January 2019 until December 2019. Other current and previous directorships include: Rocket Pharmaceuticals, Inc., where he serves as Chairman, a position he has held since Rocket’s inception in July 2015; Attune Pharmaceuticals, a portfolio company of RTW, where he has served as a director since June 2018; Athira Pharma and C4 Therapeutics, portfolio companies of RTW, where he serves as an observer to the board of directors. Since 2019, Dr. Wong also has served as a director on the boards of Avidity Biosciences and Landos Biopharma. Dr. Wong previously served on the board of directors of Penwest Pharmaceuticals in 2010. He simultaneously received an MD from the University of Pennsylvania Medical School and an MBA from Harvard Business School, and graduated Phi Beta Kappa with a BS in Economics from Duke University. We believe that Dr. Wong is qualified to sit on our board due to his extensive experience in evaluating medical and scientific assets in the biopharmaceutical industry and his expansive knowledge of extracting and delivering shareholder value when serving in a board leadership position.

Naveen Yalamanchi, MD, our Executive Vice President and Chief Financial Officer, has served as our Executive Vice President and Chief Financial Officer and as a member of our board of directors since June 2020. Dr. Yalamanchi has more than 15 years of healthcare investment and research experience. Since 2015, Dr. Yalamanchi has been a Partner and Portfolio Manager at RTW. Prior to joining RTW, Dr. Yalamanchi was Vice President and Co-Portfolio Manager at Calamos Arista Partners, a subsidiary of Calamos Investments, a position he held from September 2011 to 2015. Prior to joining Calamos Arista Partners, Dr. Yalamanchi held various healthcare investment roles at Millennium Management and Davidson Kempner Capital Management, where he worked with Dr. Wong. Dr. Yalamanchi graduated Phi Beta Kappa with a BS in Biology from the Massachusetts Institute of Technology and received an MD from the Stanford University School of Medicine. He completed his surgical internship at UCLA Medical Center. Dr. Yalamanchi served as Vice President and Chief Financial Officer of HSAC from January 2019 until December 2019. Other prior and current directorships include HSAC, where Dr. Yalamanchi served as a director from January 2019 until December 2019, Rocket Pharmaceuticals, Inc., where he served as a director since Rocket’s inception in July 2015, and Ancora Heart, and Magnolia Medical Technologies, portfolio companies of RTW, where Dr. Yalamanchi serves as an observer to the board of directors. We believe that Dr. Yalamanchi is qualified to sit on our board due to his years of experience in the healthcare industry, as a clinician as well as an investor who possesses unique insight into medical technology and biotechnology assets, in addition to his strong service to HSAC and Rocket stockholders.

Alice Lee, JD, our Vice President of Operations, has served as our Vice President of Operations and as our Secretary and Treasurer since June 2020. Ms. Lee has served as RTW’s Senior Counsel since October 2017 and Chief Compliance Officer since February 2019 and has more than a decade of experience advising life sciences companies in corporate and transactional matters. Prior to joining RTW, she most recently served as a senior associate in the Life Sciences practice at Ropes & Gray LLP from 2015 to 2017. Prior to that, she worked in the Intellectual Property Transactions and Technology practice at Sullivan & Cromwell LLP from 2010 to 2015, and she began her legal career in the Mergers & Acquisitions practice at Cravath, Swaine & Moore LLP. Ms. Lee served as Vice President of Operations of HSAC from January 2019 until December 2019. Ms. Lee received her law degree from Columbia Law School, where she served as a Senior Editor of Columbia Law Review and was a Harlan Fiske Stone Scholar. She earned an MS from Stanford University in Computer Science (with an emphasis in Bioinformatics), completed two years of pre-clinical coursework at the Stanford University School of Medicine, where she was an MD candidate, and graduated Phi Beta Kappa and summa cum laude with a BA in Philosophy from Columbia University. Prior to law school, Ms. Lee worked as a computational biologist at the H. Lee Moffitt Cancer Center & Research Institute at the University of South Florida and co-authored “The promise of gene signatures in cancer diagnosis and prognosis” included in the Encyclopedia of Genetics, Genomics, Proteomics and Bioinformatics and “Fundamentals of Cancer Genomics and Proteomics” included in Surgery: Basic Science and Clinical Evidence. She also worked as a software development engineer intern at Amazon.com. We believe Ms. Lee will be additive to our executive team due to her depth of knowledge across science and the law as it pertains to corporate and financial transactions in the life sciences space.

Stephanie A. Sirota, our Vice President of Corporate Strategy and Corporate Communications, has served as our Vice President of Corporate Strategy and Corporate Communications since June 2020. Ms. Sirota has served as RTW’s Chief Business Officer since 2012 and as a Partner since 2014. Ms. Sirota is responsible for strategy and oversight of RTW’s business development and strategic partnerships with counterparties including limited partners, banks and academic institutions. She is also responsible for shaping the firm’s governance policies underscoring impact and sustainability. Ms. Sirota has more than a decade of deal experience in financial services. Prior to joining RTW, from 2006 to 2010, she served as a director at Valhalla Capital Advisors, a macro and commodity investment manager. From 2000 to 2003, Ms. Sirota worked in the New York and London offices of Lehman Brothers, where she advised on various mergers & acquisitions, IPOs, and capital market financing transactions with a focus on cross-border transactions for the firm’s global corporate clients. She began her career on the Fixed Income trading desk at Lehman Brothers, structuring derivatives for municipal issuers from 1997 to 1999. Ms. Sirota served as Vice President of Corporate Strategy of HSAC from January 2019 until December 2019. Other current directorships include RTW Venture Fund Limited (LSE: “RTW”), where Ms. Sirota has served as a director since October 2019. Ms. Sirota graduated with honors from Columbia University and also received an MS from the Columbia Graduate School of Journalism. She has contributed to Fortune Magazine and ABCNews.com. Ms. Sirota is a supporter of the arts, science, and children’s initiatives. She serves as Co-Chairman of the Council of the Phil at the New York Philharmonic. She also serves as President of RTW Charitable Foundation. We believe Ms. Sirota will be additive to our executive team based on her extensive investor relations, strategic partnerships and corporate development background, and experience with the HSAC team in our prior transaction.

Pedro Granadillo has agreed to serve on our board of directors as of the closing of this offering. Mr. Granadillo has nearly 50 years of biopharmaceutical industry experience with expertise in human resources, manufacturing, quality control, and corporate governance. From 1970 until his retirement in 2004, Mr. Granadillo held multiple leadership roles at Eli Lilly and Company, including Senior Vice President of Global Manufacturing and Human Resources and a member of the Executive Committee. Mr. Granadillo currently serves on the board of directors of Rocket Pharmaceuticals, Inc., a position he has held since January 2018. Mr. Granadillo has previously served on the boards of directors at Haemonetics Corporation from 2004 to 2019, Dendreon Corporation, Nile Therapeutics and Noven Pharmaceuticals, as well as NPS Pharmaceuticals, which was sold to Shire for $5.2 billion in 2015. Mr. Granadillo is also a co-founder and board member of Neumentum Pharmaceuticals, a private non opioid pain company. Mr. Granadillo graduated from Purdue University with a Bachelor of Science in Industrial Engineering. We believe that Mr. Granadillo’s qualifications to sit on our board include his depth of knowledge of the pharmaceutical industry and his many years of experience serving on the boards of directors of healthcare companies. We especially believe that Mr. Granadillo’s expertise in human resources and corporate governance will be key areas where he will add value.

Carsten Boess has agreed to serve on our board of directors as of the closing of this offering. Mr. Boess currently serves and has served as a director for Rocket Pharmaceuticals, Inc. since January 2016, Avidity Biosciences since April 2020, and Achilles Therapeutics since April 2020. Previously, Mr. Boess was the Executive Vice President of Corporate Affairs at Kiniksa Pharmaceuticals, Ltd. from August 2015 until February 2020. Before Kiniksa, Mr. Boess was the Chief Financial Officer at Alexion Pharmaceuticals from 2004 to 2005 and the Senior Vice President and Chief Financial Officer at Synageva BioPharma Corp. from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Previously, Mr. Boess served in multiple roles with increasing responsibility at Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance at Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva-based World Wide Executive Finance Management Team while at Serono. Mr. Boess also held several financial executive roles at Novozymes of North America and Novo Nordisk in France, Switzerland and China. During his tenure at Novo Nordisk, he served on Novo Nordisk’s Global Finance Board. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. We believe Mr. Boess’ corporate governance, business, and board experience will add value.

Stuart Peltz, PhD has agreed to serve on our board of directors as of the closing of this offering. Dr. Peltz founded PTC Therapeutics in 1998 and has served as Chief Executive Officer and a member of the board of directors since the company’s inception. Prior to founding PTC, Dr. Peltz was a Professor in the Department of Molecular Genetics & Microbiology at the Robert Wood Johnson Medical School, Rutgers University. Dr. Peltz currently serves as a director of the Biotechnology Industry Organization (BIO) and serves on BIO’s Emerging Companies Section Governing Board. Dr. Peltz received a Ph.D. from the McArdle Laboratory for Cancer Research at the University of Wisconsin. We believe Mr. Peltz’s expertise as a biotech executive will add value.

Michael Brophy has agreed to serve on our board of directors as of the closing of this offering. Mr. Brophy has served as the Chief Financial Officer of Natera since February 2017. Previously, Mr. Brophy served as Natera’s Senior Vice President, Finance and Investor Relations since September 2016, and prior to that, as Vice President, Corporate Development and Investor Relations since September 2015. Prior to joining Natera, Mr. Brophy served in the investment banking division at Morgan Stanley and Deutsche Bank where he focused on advising corporate clients in the life science tools and diagnostics sector. Mr. Brophy holds an MBA. from the University of California, Los Angeles and a Bachelor of Science in Economics from the United States Air Force Academy. We believe Mr. Brophy’s expertise in the biopharma industry and investment banking will add value.

Industry Opportunity

The innovation boom.    We are living in an era where we are witnessing innovation accelerating at a breakneck speed with unparalleled opportunities for value creation. Globally, biotech markets are growing rapidly. According to Global Market Insights, the global biotech market is expected to grow with a compound annual growth rate, or CAGR, of 9.9% from 2019 to 2025. We are seeing validated technologies, such as those derived from DNA and RNA science, that can effectively deliver solutions across large swaths of diseases, resulting in companies with highly efficient development engines. We believe there is an opportunity to offer outstanding risk-adjusted returns to shareholders by building companies that possess unique and heretofore unrecognized growth opportunities that will benefit by capitalization, proactive skilled management, and supportive and sustainable governance practices.

Genetic therapies are on the rise.    Cheap genetic information has revolutionized the discovery process, which is yielding validated drug targets at an unprecedented rate. The first human genome sequence was completed in 2001, and the cost per genome exceeded $95 million, with an overall cost to the U.S. government in excess of $3.0 billion. According to the National Human Genome Research Institute, the cost to sequence a human genome fell to approximately $1,000 in 2019. This reduction in cost has fueled tremendous productivity. According to data from the United States Patent and Trademark Office, the number of patents has inflected upward since 2010, which is translating into more new drugs in company pipelines. Technological applications are also creating platforms of addressable diseases, increasing bandwidth and enabling companies to target more diseases with superior scientific accuracy and cleaner safety profiles than in previous generations of drug development.

The FDA reported a surge in investigational new drug (“IND”) applications for cell and gene therapy products. As of January 2020, there were more than 900 such applications on file with the FDA, and the agency anticipates it will receive more than 200 IND additional applications annually. The FDA predicts that it will be approving 10 to 20 cell and gene therapy products per year by 2025. We expect this trend to not only continue, but for genetically targeted therapies to become a substantial proportion of new therapies over the next decade. Further supportive dynamics come from the FDA and peer country regulatory bodies. While the United States leads the way in healthcare innovation, regulatory bodies across Europe, Japan, and recently China are enabling accelerated review programs resulting in faster approvals for therapies for conditions with unmet needs.

Although genetically validated targets can sometimes be addressed by existing traditional approaches, such as small molecules and antibodies, in specific tissues it is hard to beat the speed and ease in which DNA and RNA based medicines can be developed. Gene therapies also carry the potential for a one-time cure and RNA medicines for infrequent injections. The market for gene therapy companies has been growing. According to Capital IQ, at the beginning of 2013, there were five publicly traded gene therapy companies with a total market capitalization of approximately $1.1 billion, while at the end of 2019 there were 31 publicly traded gene therapy companies with a total market capitalization of approximately $52 billion (which includes the $3 billion paid by Astellas to acquire Audentes, the $877 million paid by Biogen to acquire Nightstar Therapeutics, the $4.9 billion paid by Roche to acquire Spark Therapeutics, and the $8.6 billion paid by Novartis to acquire AveXis). During the same six-year period, according to Capital IQ, the number of publicly traded RNA medicine companies grew from eight companies with a total capitalization of approximately $3.8 billion to 23 companies with a total market capitalization of approximately $65 billion.

A lag in the market’s value recognition and COVID-19 impact.    While strong scientific developments have been accelerating over the last several years and we believe are likely to continue for the next decade or longer, the market has been somewhat slow to recognize and reward these developments. While the rest of the broader equity markets steadily marched upward more or less since the 2008 financial crises, publicly traded healthcare companies often found themselves under pressure due to a negative narrative stemming from the drug pricing debate.

During the 2019 and 2020 U.S. Democratic Party presidential primaries, the healthcare debate focused on re-testing Americans’ interest in a single payer system but failed in developing the concept into a mainstay of the democratic platform. The threat of a dramatic change to the current system of public and private insurance has somewhat dissipated and it remains to be seen whether the COVID-19 pandemic may shift the discourse from drug pricing to public health matters.

Going forward, we believe the healthcare sector is in a strong position relative to other industries, as attention to COVID-19 related therapies and vaccines has reignited investor interest across therapeutic areas, preventative vaccines, and healthcare IT (testing and tracing), allowing innovative companies to attract capital through both private and public financings.

IPO dynamics are favorable.    According to Capital IQ, in 2018 and 2019, biotechnology and pharmaceuticals companies raised more than $13 billion in initial public offerings on U.S. exchanges, more than twice the proceeds from 2016 and 2017 combined, suggesting market demand for value-creating investments. However, despite the current level of IPO activity, the amount raised by biotech companies in initial public offerings is a fraction of the amount raised in the private market. According to Capital IQ Data, as of June 2020, there are approximately 12,200 biotechnology companies globally, only 1,389 of which are currently publicly traded. Compared to the approximately $19 billion raised in IPOs by the biotech industry from 2016 to 2019, there has been more than $40 billion raised in private offerings during the same period. Therefore, there is a significant pool of private companies at a given stage that are or will be looking to go public. We believe SPACs provide an additional option with several advantages for a privately held biotech looking to become publicly listed, such as a secured balance sheet despite the market sentiment at the time of becoming public, a strong shareholder base and an efficient process.

Acquisition Strategy

Our acquisition strategy is to identify an untapped opportunity within our target industry and offer a public-ready business a facility through which to enter the public sphere accessing capital markets and advancing its priorities. We believe that our management team’s and directors’ experiences in evaluating assets through investing and company building will enable us to source the highest quality targets. Our selection process will leverage the relationships of our management team with industry captains, leading venture capitalists, private equity and hedge fund managers, respected peers, and our network of investment banking executives, attorneys, and accountants. Together with this network of trusted partners, we intend to capitalize the target business and create purposeful strategic initiatives in order to achieve attractive growth and performance targets.

We will focus on targeting companies in the most innovative subsectors within the broader healthcare complex where emerging technologies in pharmaceuticals, biotechnology, and medical technologies are engendering explosive growth in drug development.

Investment Criteria

We intend to focus on companies that possess under-researched and underappreciated asset(s) poised for significant growth once adequately capitalized.

Consistent with our strategy, we have identified the following criteria to evaluate prospective target businesses. Although we may decide to enter into our initial business combination with a target business that does not meet the criteria described below, it is our intention to acquire companies that we believe:

•        have a scientific or other competitive advantage in the markets

We intend to seek target companies that have significant competitive advantages and underexploited expansion opportunities that can benefit from access to additional capital as well as our industry relationships and expertise.

•        are ready to be public, with strong management, corporate governance and reporting policies in place

We will seek to identify companies with strong and experienced public-ready management teams. Specifically, we will look for management teams that have a proven track record of value creation for their shareholders. We will seek to partner with a potential target’s management team and expect that the operating and investment abilities of our executive team and board will complement their own capabilities.

•        will likely be well received by public investors and are expected to have good access to the public capital markets

We believe that there are a substantial number of potential target businesses with appropriate valuations that can benefit from a public listing and new capital for growth to support significant revenue and earnings growth or to advance clinical programs.

•        have significant embedded and/or underexploited growth opportunities of which our team is uniquely positioned to identify and monetize

We intend to seek target companies that have significant and underexploited expansion opportunities. This can be accomplished through a combination of accelerating organic growth and finding attractive add-on acquisition targets. Our management team has significant experience in identifying such targets and in helping target management assess the strategic and financial fit. Similarly, our management has the expertise to assess the likely synergies and a process to help a target integrate acquisitions.

•        exhibit unrecognized value or other characteristics that we believe have been misevaluated by the market

We will seek target companies which exhibit value or other characteristics that we believe have been overlooked or misevaluated by the marketplace based on our company-specific analyses and due diligence. For a potential target company, this process will include, among other things, a review and analysis of the company’s capital structure, quality of current or future earnings, preclinical or clinical data, potential for operational improvements, corporate governance, customers, and material contracts. We intend to leverage the operational experience and disciplined investment approach of our team to identify opportunities to unlock value that our experience in complex situations allows us to pursue.

•        will offer attractive risk-adjusted equity returns for our shareholders.

We intend to seek to acquire a target on terms and in a manner that leverage our experience. We expect to evaluate a company based on its potential to successfully achieve regulatory approval and commercialize its product(s). We also expect to evaluate financial returns based on (i) risk-adjusted peak sales potential, (ii) the growth potential of pipeline products and the scientific platform, (iii) the ability to accelerate growth via other options, including through the opportunity for follow-on acquisitions, and (iv) the prospects for creating value through other initiatives. Potential upside, for example, from the growth in the target business’s earnings or an improved capital structure, will be weighed against any identified downside risks.

Competitive Strengths

We believe our competitive strengths to be the following:

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock, shares or other equity interests in the target business for shares of our shares or for a combination of shares of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses might find this method a more certain and cost-effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests than it would have as a privately held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company, such as our lack of an operating history and our requirements to seek shareholder approval of any proposed initial business combination and provide holders of public shares the opportunity to convert their shares into cash from the trust account, as a deterrent and may prefer to effect a business combination with a more established entity or with a private company.

Transaction flexibility

We offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing cash for shares, and providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third-party financing and it may not be available to us.

Competitive Weaknesses

We believe our competitive weaknesses to be the following:

Limited Financial Resources

Our financial reserves will be relatively limited when contrasted with those of venture capital firms, leveraged buyout firms and operating businesses competing for acquisitions. In addition, our financial resources could be reduced because of our obligation to convert shares held by our public shareholders as well as any tender offer we conduct.

Limited technical and human resources

As a blank check company, we have limited technical and human resources. Many venture capital funds, leveraged buyout firms and operating businesses possess greater technical and human resources than we do and thus we may be at a disadvantage when competing with them for target businesses.

Delay associated with shareholder approval or tender offer

We may be required to seek shareholder approval of our initial business combination. If we are not required to obtain shareholder approval of an initial business combination, we will allow our shareholders to sell their shares to us pursuant to a tender offer. Both seeking shareholder approval and conducting a tender offer will delay the consummation of our initial business combination. Other companies competing with us for acquisition opportunities may not be subject to similar requirement or may be able to satisfy such requirements more quickly than we can. As a result, we may be at a disadvantage in competing for these opportunities.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of the private shares, the private placement of private warrants, our shares, debt or a combination of these in effecting our initial business combination. Although substantially all of the net proceeds of this offering, the private placement of the private shares and the private placement of private warrants are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. Our initial business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

We have not selected any target business for our initial business combination and we have not (nor has anyone on our behalf), directly or indirectly, engaged in any substantive discussions with a target business with respect to a business combination transaction with us. As a result, we may not be able to locate a target business, and we may not be able to engage in a business combination with a target business on favorable terms or at all.

Sources of Target Businesses

While we have not yet identified any initial business combination candidates, we believe based on our management’s business knowledge and past experience that there are numerous business combination candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. We may engage professional firms or other individuals that specialize in business acquisitions or mergers in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Except for the $10,000 per month administrative services fee, in no event will our initial shareholders or any of the members of our management team be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). We have no present intention to enter into a business combination with a target business that is affiliated with any of our initial shareholders or director nominees. However, we are not restricted from entering into any such transactions and may do so if (1) such transaction is approved by a majority of our disinterested and independent directors (if we have any at that time) and (2) we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. As of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a Target Business and Structuring of Our Initial Business Combination

Subject to our management team’s fiduciary duties and the limitation that one or more target businesses have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Therefore, the fair market value of the target business will be calculated prior to any conversions of our shares in connection with a business combination and therefore will be a minimum of $100,000,000 (or $115,000,000 if the over-allotment option is exercised in full) in order to satisfy the 80% test. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses.

Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect our initial business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•        financial condition and results of operations;

•        growth potential;

•        brand recognition and potential;

•        return on equity or invested capital;

•        market capitalization or enterprise value;

•        experience and skill of management and availability of additional personnel;

•        capital requirements;

•        competitive position;

•        barriers to entry;

•        stage of development of the products, processes or services;

•        existing distribution and potential for expansion;

•        degree of current or potential market acceptance of the products, processes or services;

•        proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•        impact of regulation on the business;

•        regulatory environment of the industry;

•        costs associated with effecting the business combination;

•        industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

•        macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Our management may not consider any of the above criteria in evaluating a prospective target business. The retention of our officers and directors following the completion of any business combination will not be a material consideration in our evaluation of a prospective target business.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete our initial business combination remain to be determined. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, our initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account), which we refer to as the 80% test, at the time of the execution of a definitive agreement for our initial business combination, although we may structure a business combination with one or more target businesses whose fair market value significantly exceeds 80% of the trust account balance. Therefore, the fair market value of the target business will be calculated prior to any conversions of our shares in connection with a business combination and therefore will be a minimum of $100,000,000 (or $115,000,000 if the over-allotment option is exercised in full) in order to satisfy the 80% test. While the fair market value of the target business must satisfy the 80% test, the consideration we pay the owners of the target business may be a combination of cash (whether cash from the trust account or cash from a debt or equity financing transaction that closes concurrently with the business combination) or our equity securities. The exact nature and amount of consideration would be determined based on negotiations with the target business, although we will attempt to primarily use our equity as transaction consideration. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund-raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold. However, if we seek to consummate an initial business combination with an entity that is affiliated with any of our officers, directors or other initial shareholders and are therefore required to obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view, we may ask that banking firm to opine on whether the target business met the 80% fair market value test. Nevertheless, we are not required to do so and could determine not to do so without consent of our shareholders.

Lack of Business Diversification

We expect to complete only a single business combination, although this process may entail simultaneous business combinations with several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously consummate our initial business combination with several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With a business combination with several businesses, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations and the additional risks associated with the subsequent assimilation of the operations and services or products of the target companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management Team

Although we intend to scrutinize the management team of a prospective target business when evaluating the desirability of effecting our initial business combination, our assessment of the target business’ management team may not prove to be correct. In addition, the future management team may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following our initial business combination remains to be determined. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following our initial business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to our initial business combination. Moreover, they would only be able to remain with the company after the consummation of our initial business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our ordinary shares for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholder Approval of Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which public shareholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial shareholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, whether the terms of the transaction would otherwise require us to seek shareholder approval or whether we were deemed to be a foreign private issuer (which would require us to conduct a tender offer rather than seeking shareholder approval under SEC rules). If we so choose and we are legally permitted to do so, we have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company will be required to approve the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted or sold to us) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 24 months from the closing of this offering in order to be able to receive a pro rata share of the trust account.

Our initial shareholders and our officers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination. As a result, if we sought shareholder approval of a proposed transaction we could need as little as 781,251 of our public shares (or approximately 5.0% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming the over-allotment option is not exercised and the initial shareholders do not purchase any shares in this offering or shares in the after-market).

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will provide our shareholders with an opportunity to tender their shares to us pursuant to a tender offer pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

In the event we allow shareholders to tender their shares pursuant to the tender offer rules, our tender offer will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not purchase public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, shareholder approval of the transaction is required by law or Nasdaq requirements, or we decide to obtain shareholder approval for business or other legal reasons, we will:

•        permit shareholders to convert their shares in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•        file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide shareholders with the conversion rights described above upon completion of the initial business combination.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company will be required to approve the business combination. As a result, if shareholders owning approximately 93.6% (or approximately 94.5% if the over-allotment option is exercised in full) or more of the ordinary shares sold in this offering exercise conversion rights, the business combination will not be consummated. However, the actual percentages will only be able to be determined once a target business is located and we can assess all of the assets and liabilities of the combined company (which would include the fee payable to Chardan Capital Markets, LLC in an amount equal to 3.5% of the total gross proceeds raised in the offering as described elsewhere in this prospectus, any out-of-pocket expenses incurred by our initial shareholders or their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations that have not been repaid at that time, as well as any other liabilities of ours and the liabilities of the target business) upon consummation of the proposed business combination, subject to the requirement that we must have at least $5,000,001 of net tangible assets upon closing of such business combination. As a result, the actual percentages of shares that can be converted may be significantly lower than our estimates. We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted) and may force us to seek third-party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 24 months from the closing of this offering in order to be able to receive a portion of the trust account.

Our initial shareholders, including our officers and directors, have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to convert any ordinary shares into the right to receive cash from the trust account in connection with a shareholder vote to approve a proposed initial business combination or a vote to amend the provisions of our certificate of incorporation relating to shareholders’ rights or pre-business combination activity and (3) not to sell any ordinary shares in any tender in connection with a proposed initial business combination.

Depending on how a business combination was structured, any shareholder approval requirement could be satisfied by obtaining the approval of either (i) a majority of the ordinary shares that were voted at the general meeting (assuming a quorum was present at the general meeting), or (ii) a majority of the outstanding ordinary shares. Because our initial shareholders, including our officers and directors, will collectively beneficially own approximately 20% of our issued and outstanding ordinary shares (not including the private shares or private warrants and assuming our initial shareholders do not purchase any shares in this offering) upon consummation of this offering, a minimum of approximately 781,261 public shares, or 5.0% of the outstanding ordinary shares (if the approval requirement was a majority of shares voted and the minimum number of shares required for a quorum attended the meeting and assuming the over-allotment option has not been exercised and an aggregate of 468,750 insider shares have been forfeited as a result thereof), would need to be voted in favor a business combination in order for it to be approved.

None of our initial shareholders or their affiliates has indicated any intention to purchase ordinary shares from persons in the open market or in private transactions. However, if we seek shareholder approval of a business combination and if we hold a meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against such proposed business combination, we or our initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. No funds from the trust account can be released from the trust account prior to the consummation of a business combination to make such purchases (although such purchases could be made using funds available to us after the closing of a business combination). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Notwithstanding the foregoing, we or our initial shareholders or their affiliates will not make purchases of ordinary shares if the purchases would violate Sections 9(a)(2) or 10(b) of the Exchange Act or Regulation M, which are rules that prohibit manipulation of a company’s stock, shares or other equity interests, and we and they will comply with Rule 10b-18 under the Exchange Act in connection with any open-market purchases. If purchases cannot be made without violating applicable law, no such purchases will be made. The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our ordinary shares may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our ordinary shares on a national securities exchange. Our initial shareholders anticipate that they may identify the shareholders with whom our initial shareholders or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our initial shareholders or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination.

Conversion/Tender Rights

At any general meeting called to approve an initial business combination, public shareholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. Notwithstanding the foregoing, our initial shareholders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. The conversion rights will be effected under our Amended and Restated Memorandum and Articles of Association and Cayman Islands law as redemptions. If we hold a meeting to approve an initial business combination, a holder will always have the ability to vote against a proposed business combination and not seek conversion of his shares.

Alternatively, if we engage in a tender offer, each public shareholder will be provided the opportunity to sell his public shares to us in such tender offer. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their public shares to us in the tender offer or remain an investor in our company.

Our initial shareholders, officers and directors will not have conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. Once the shares are converted by the holder, and effectively redeemed by us under Cayman Islands law, the transfer agent will then update our Register of Members to reflect all conversions. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such delivery requirements. Accordingly, a shareholder would have from the time our proxy statement is mailed through the vote on the business combination to deliver his, her or its shares if he, she or it wishes to seek to exercise his conversion rights. Under our Amended and Restated Memorandum and Articles of Association, we are required to provide at least 10 days’ advance notice of any general meeting, which would be the minimum amount of time a shareholder would have to determine whether to exercise conversion rights. As a result, if we require public shareholders who wish to convert their ordinary shares into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain our ordinary shares when they otherwise would not want to.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise conversion rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to shareholders.

Any request to convert or tender such shares, once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered his, her or its certificate in connection with an election of his, her or its conversion or tender and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, he, she or it may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their conversion or tender rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Liquidation if No Business Combination

If we do not complete a business combination within 24 months from the consummation of this offering, it will trigger our automatic winding up, liquidation and dissolution pursuant to the terms of our Amended and Restated Memorandum and Articles of Association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, liquidation and dissolution. At such time, the private warrants will expire and our sponsor will receive nothing upon a liquidation with respect to such private warrants, and the private warrants will be worthless.

The amount in the trust account (less approximately $1,250 representing the aggregate nominal par value of the shares of our public shareholders) under the Companies Law will be treated as share premium which is distributable under the Companies Law, provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Each of our initial shareholders and our sponsor has agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the insider shares and private shares and to vote their insider shares and private shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our private warrants, which will expire worthless.

If we do not complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share distribution from the trust account would be $10.00.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our sponsor, HSAC 2 Holdings, LLC, has agreed that, if we liquidate the trust account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that our sponsor will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share distribution could be less than $10.00 due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per ordinary share.

Potential Revisions to Agreements with our Initial Shareholders

Each of our initial shareholders has entered into letter agreements with us pursuant to which each of them has agreed to do certain things relating to us and our activities prior to a business combination. We could seek to amend these letter agreements without the approval of shareholders, although we have no intention to do so. In particular:

•        Restrictions relating to liquidating the trust account if we failed to consummate a business combination in the time frames specified above could be amended, but only if we allowed all shareholders to redeem their shares in connection with such amendment;

•        Restrictions relating to our initial shareholders being required to vote in favor of a business combination or against any amendments to our organizational documents could be amended to allow our initial shareholders to vote on a transaction as they wished;

•        The requirement of members of the management team to remain our officer or director until the closing of a business combination could be amended to allow persons to resign from their positions with us if, for example, the current management team was having difficulty locating a target business and another management team had a potential target business;

•        The restrictions on transfer of our ordinary shares could be amended to allow transfer to third parties who were not members of our original management team;

•        The obligation of our management team to not propose amendments to our organizational documents could be amended to allow them to propose such changes to our shareholders;

•        The obligation of our initial shareholders to not receive any compensation in connection with a business combination could be modified in order to allow them to receive such compensation; and

•        The requirement to obtain a valuation for any target business affiliated with our initial shareholders, in the event it was too expensive to do so.

Except as specified above, shareholders would not be required to be given the opportunity to redeem their shares in connection with such changes. Such changes could result in:

•        Our initial shareholders being able to vote against a business combination or in favor of changes to our organizational documents;

•        Our operations being controlled by a new management team that our shareholders did not elect to invest with;

•        Our initial shareholders receiving compensation in connection with a business combination; and

•        Our initial shareholders closing a transaction with one of their affiliates without receiving an independent valuation of such business.

We will not agree to any such changes unless we believed that such changes were in the best interests of our shareholders (for example, if we believed such a modification were necessary to complete a business combination). Each of our officers and directors has fiduciary obligations to us requiring that he or she act in our best interests and the best interests of our shareholders.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could complete a business combination with utilizing the net proceeds of this offering, our ability to compete in completing a business combination with certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•        our obligation to seek shareholder approval of our initial business combination or engage in a tender offer may delay the completion of a transaction;

•        our obligation to convert ordinary shares held by our public shareholders may reduce the resources available to us for our initial business combination;

•        our outstanding private warrants and the potential future dilution they represent;

•        our obligation to pay the deferred underwriting commission to Chardan Capital Markets, LLC upon consummation of our initial business combination;

•        our obligation to either repay working capital loans that may be made to us by our initial shareholders or their affiliates;

•        our obligation to register the resale of the insider shares, as well as the private shares and private warrants (and underlying securities) and any shares issued to our initial shareholders or their affiliates upon conversion of working capital loans; and

•        the impact on the target business’ assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in connection with an initial business combination with a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively.

Facilities

We currently maintain our principal executive offices at 40 10th Avenue, Floor 7, New York, NY 10014. The cost for this space is included in the $10,000 per-month fee (subject to deferral as described herein) payable to HSAC 2 Holdings, LLC, for office space, utilities and secretarial services. Our agreement with HSAC 2 Holdings, LLC provides that, commencing on the date that our ordinary shares are first listed on the Nasdaq Capital Market and until we consummate a business combination, such office space, as well as utilities and secretarial services, will be made available to us as may be required from time to time. We believe that the fee charged by HSAC 2 Holdings, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to consummate our initial business combination with has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting and Audited Financial Statements

We have registered our ordinary shares under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to shareholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS as issued by the IASB. A particular target business identified by us as a potential business combination candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to consummate our initial business combination with the proposed target business.

We may be required by the Sarbanes-Oxley Act to have our internal control over financial reporting audited for the year ending December 31, 2020. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of their internal control over financial reporting. The development of the internal control over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$125,000,000 of the net offering proceeds and proceeds from the sale of the private shares and private warrants will be deposited into a trust account in the United States at Morgan Stanley Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

$105,498,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$125,000,000 of net offering proceeds and proceeds from the sale of the private shares and private warrants held in the trust account will be invested only in U.S. government treasury bills, bonds or notes with a maturity of 180 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The ordinary shares may commence trading on or promptly after the date of this prospectus.	No trading of the ordinary shares would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of the Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will either (i) give our shareholders the opportunity to vote on the business combination or (ii) provide our public shareholders with the opportunity to sell their ordinary shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less income and franchise taxes. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. Under our Amended and Restated Memorandum and Articles of Association, we must provide at least 10 days advance notice of any meeting of shareholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to convert their shares into cash or to remain an investor in our company.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline

Pursuant to our Amended and Restated Memorandum and Articles of Association, if we do not complete an initial business combination within 24 months from the consummation of this offering, it will trigger our automatic winding up, liquidation and dissolution.

If an acquisition has not been completed within 24 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our portion of income and franchise tax obligations.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Release of funds

Except for interest earned on the funds in the trust account that may be released to us to pay our income and franchise tax obligations, the proceeds held in the trust account will not be released until the earlier of the completion of our initial business combination and our liquidation upon failure to effect our initial business combination within the allotted time.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors, director nominees and executive officers are as follows:

Name	Age	Position
Roderick Wong, MD	43	President, Chief Executive Officer and Chairman
Naveen Yalamanchi, MD	43	Executive Vice President, Chief Financial Officer and Director
Alice Lee, JD	50	Vice President of Operations, Secretary and Treasurer
Stephanie A. Sirota	45	Vice President of Corporate Strategy and Corporate Communications
Pedro Granadillo	73	Director
Carsten Boess	54	Director
Stuart Peltz, PHD	60	Director
Michael Brophy	40	Director

Roderick Wong, MD, our President and Chief Executive Officer and Chairman of our board of directors, has served as our President and Chief Executive Officer since June 2020 and on our board since the company’s inception. Dr. Wong has more than 16 years of healthcare investing experience. Since 2009, he has served as Managing Partner and Chief Investment Officer of RTW, a healthcare-focused investment firm managing $4.4 billion in regulatory assets under management. Prior to forming RTW, Dr. Wong was a Managing Director and sole Portfolio Manager for the Davidson Kempner Healthcare Funds. Prior to joining Davidson Kempner, Dr. Wong held various healthcare investment and research roles at Sigma Capital Partners and Cowen & Company. Dr. Wong served as Chairman of the board of directors of Health Sciences Acquisitions Corporation (“HSAC”) and its Chief Executive Officer from January 2019 until December 2019. Other current and previous directorships include: Rocket Pharmaceuticals, Inc., where he serves as Chairman, a position he has held since Rocket’s inception in July 2015; Attune Pharmaceuticals, a portfolio company of RTW, where he has served as a director since June 2018; Athira Pharma and C4 Therapeutics, portfolio companies of RTW, where he serves as an observer to the board of directors. Since 2019, Dr. Wong also has served as a director on the boards of Avidity Biosciences and Landos Biopharma. Dr. Wong previously served on the board of directors of Penwest Pharmaceuticals in 2010. He simultaneously received an MD from the University of Pennsylvania Medical School and an MBA from Harvard Business School, and graduated Phi Beta Kappa with a BS in Economics from Duke University. We believe that Dr. Wong is qualified to sit on our board due to his extensive experience in evaluating medical and scientific assets in the biopharmaceutical industry and his expansive knowledge of extracting and delivering shareholder value when serving in a board leadership position.

Naveen Yalamanchi, MD, our Executive Vice President and Chief Financial Officer, has served as our Executive Vice President and Chief Financial Officer and as a member of our board of directors since June 2020. Dr. Yalamanchi has more than 15 years of healthcare investment and research experience. Since 2015, Dr. Yalamanchi has been a Partner and Portfolio Manager at RTW. Prior to joining RTW, Dr. Yalamanchi was Vice President and Co-Portfolio Manager at Calamos Arista Partners, a subsidiary of Calamos Investments, a position he held from 2012 to 2015. Prior to joining Calamos Arista Partners, Dr. Yalamanchi held various healthcare investment roles at Millennium Management and Davidson Kempner Capital Management, where he worked with Dr. Wong. Dr. Yalamanchi graduated Phi Beta Kappa with a BS in Biology from the Massachusetts Institute of Technology and received an MD from the Stanford University School of Medicine. He completed his surgical internship at UCLA Medical Center. Dr. Yalamanchi served as Vice President and Chief Financial Officer of HSAC from January 2019 until December 2019. Other prior and current directorships include HSAC, where Dr. Yalamanchi served as a director from January 2019 until December 2019, Rocket Pharmaceuticals, Inc., where he served as a director since Rocket’s inception in July 2015, and Ancora Heart, and Magnolia Medical Technologies, portfolio companies of RTW, where Dr. Yalamanchi serves as an observer to the board of directors. We believe that Dr. Yalamanchi is qualified to sit on our board due to his years of experience in the healthcare industry, as a clinician as well as an investor who possesses unique insight into medical technology and biotechnology assets, in addition to his strong service to HSAC and Rocket stockholders.

Alice Lee, JD, our Vice President of Operations, has served as our Vice President of Operations and as our Secretary and Treasurer since June 2020. Ms. Lee has served as RTW’s Senior Counsel since October 2017 and Chief Compliance Officer since February 2019 and has more than a decade of experience advising life sciences companies in corporate and transactional matters. Prior to joining RTW, she most recently served as a senior associate in the Life Sciences practice at Ropes & Gray LLP from 2015 to 2017. Prior to that, she worked in the Intellectual Property Transactions and Technology practice at Sullivan & Cromwell LLP from 2010 to 2015, and she began her legal career in the Mergers & Acquisitions practice at Cravath, Swaine & Moore LLP. Ms. Lee served as Vice President of Operations of HSAC from January 2019 until December 2019. Ms. Lee received her law degree from Columbia Law School, where she served as a Senior Editor of Columbia Law Review and was a Harlan Fiske Stone Scholar. She earned an MS from Stanford University in Computer Science (with an emphasis in Bioinformatics), completed two years of pre-clinical coursework at the Stanford University School of Medicine, where she was an MD candidate, and graduated Phi Beta Kappa and summa cum laude with a BA in Philosophy from Columbia University. Prior to law school, Ms. Lee worked as a computational biologist at the H. Lee Moffitt Cancer Center & Research Institute at the University of South Florida and co-authored “The promise of gene signatures in cancer diagnosis and prognosis” included in the Encyclopedia of Genetics, Genomics, Proteomics and Bioinformatics and “Fundamentals of Cancer Genomics and Proteomics” included in Surgery: Basic Science and Clinical Evidence. She also worked as a software development engineer intern at Amazon.com. We believe Ms. Lee will be additive to our executive team due to her depth of knowledge across science and the law as it pertains to corporate and financial transactions in the life sciences space.

Stephanie A. Sirota, our Vice President of Corporate Strategy and Corporate Communications, has served as our Vice President of Corporate Strategy and Corporate Communications since June 2020. Ms. Sirota has served as RTW’s Chief Business Officer since 2012 and as a Partner since 2014. Ms. Sirota is responsible for strategy and oversight of RTW’s business development and strategic partnerships with counterparties including limited partners, banks and academic institutions. She is also responsible for shaping the firm’s governance policies underscoring impact and sustainability. Ms. Sirota has more than a decade of deal experience in financial services. Prior to joining RTW, from 2006 to 2010, she served as a director at Valhalla Capital Advisors, a macro and commodity investment manager. From 2000 to 2003, Ms. Sirota worked in the New York and London offices of Lehman Brothers, where she advised on various mergers & acquisitions, IPOs, and capital market financing transactions with a focus on cross-border transactions for the firm’s global corporate clients. She began her career on the Fixed Income trading desk at Lehman Brothers, structuring derivatives for municipal issuers from 1997 to 1999. Ms. Sirota served as Vice President of Corporate Strategy of HSAC from January 2019 until December 2019. Other current directorships include RTW Venture Fund Limited (LSE: “RTW”), where Ms. Sirota has served as a director since October 2019. Ms. Sirota graduated with honors from Columbia University and also received an MS from the Columbia Graduate School of Journalism. She has contributed to Fortune Magazine and ABCNews.com. Ms. Sirota is a supporter of the arts, science, and children’s initiatives. She serves as Co-Chairman of the Council of the Phil at the New York Philharmonic. She also serves as President of RTW Charitable Foundation. We believe Ms. Sirota will be additive to our executive team based on her extensive investor relations, strategic partnerships and corporate development background, and experience with the HSAC team in our prior transaction.

Pedro Granadillo has agreed to serve on our board of directors as of the closing of this offering. Mr. Granadillo has nearly 50 years of biopharmaceutical industry experience with expertise in human resources, manufacturing, quality control, and corporate governance. From 1970 until his retirement in 2004, Mr. Granadillo held multiple leadership roles at Eli Lilly and Company, including Senior Vice President of Global Manufacturing and Human Resources and a member of the Executive Committee. Mr. Granadillo currently serves on the board of directors of Rocket Pharmaceuticals, Inc., a position he has held since January 2018. Mr. Granadillo has previously served on the boards of directors at Haemonetics Corporation from 2004 to 2019, Dendreon Corporation, Nile Therapeutics and Noven Pharmaceuticals, as well as NPS Pharmaceuticals, which was sold to Shire for $5.2 billion in 2015. Mr. Granadillo is also a co-founder and board member of Neumentum Pharmaceuticals, a private non opioid pain company. Mr. Granadillo graduated from Purdue University with a Bachelor of Science in Industrial Engineering. We believe that Mr. Granadillo’s qualifications to sit on our board include his depth of knowledge of the pharmaceutical industry and his many years of experience serving on the boards of directors of healthcare companies. We especially believe that Mr. Granadillo’s expertise in human resources and corporate governance will be key areas where he will add value.

Carsten Boess has agreed to serve on our board of directors as of the closing of this offering. Mr. Boess currently serves and has served as a director for Rocket Pharmaceuticals, Inc. since January 2016, Avidity Biosciences since April 2020, and Achilles Therapeutics since April 2020. Previously, Mr. Boess was the Executive Vice President of Corporate Affairs at Kiniksa Pharmaceuticals, Ltd. from August 2015 until February 2020. Before Kiniksa, Mr. Boess was the Chief Financial Officer at Alexion Pharmaceuticals from 2004 to 2005 and the Senior Vice President and Chief Financial Officer at Synageva BioPharma Corp. from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Previously, Mr. Boess served in multiple roles with increasing responsibility at Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance at Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva-based World Wide Executive Finance Management Team while at Serono. Mr. Boess also held several financial executive roles at Novozymes of North America and Novo Nordisk in France, Switzerland and China.

During his tenure at Novo Nordisk, he served on Novo Nordisk’s Global Finance Board. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. We believe Mr. Boess’ corporate governance, business, and board experience will add value.

Stuart Peltz, PhD has agreed to serve on our board of directors as of the closing of this offering. Dr. Peltz founded PTC Therapeutics in 1998 and has served as Chief Executive Officer and a member of the board of directors since the company’s inception. Prior to founding PTC, Dr. Peltz was a Professor in the Department of Molecular Genetics & Microbiology at the Robert Wood Johnson Medical School, Rutgers University. Dr. Peltz currently serves as a director of the Biotechnology Industry Organization (BIO) and serves on BIO’s Emerging Companies Section Governing Board. Dr. Peltz received a Ph.D. from the McArdle Laboratory for Cancer Research at the University of Wisconsin. We believe Dr. Peltz’s expertise as a biotech executive will add value.

Michael Brophy has agreed to serve on our board of directors as of the closing of this offering. Mr. Brophy has served as the Chief Financial Officer of Natera since February 2017. Previously, Mr. Brophy served as Natera’s Senior Vice President, Finance and Investor Relations since September 2016, and prior to that, as Vice President, Corporate Development and Investor Relations since September 2015. Prior to joining Natera, Mr. Brophy served in the investment banking division at Morgan Stanley and Deutsche Bank where he focused on advising corporate clients in the life science tools and diagnostics sector. Mr. Brophy holds an MBA from the University of California, Los Angeles and a Bachelor of Science in Economics from the United States Air Force Academy. We believe Mr. Brophy’s expertise in the biopharma industry and investment banking will add value.

Number and Terms of Office of Officers and Directors

Upon consummation of this offering, our board of directors will have six members, four of whom will be deemed “independent” under SEC and Nasdaq rules. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Michael Brophy and Stuart Peltz, PHD, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Carsten Boess and Naveen Yalamanchi, MD, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of Pedro Granadillo and Roderick Wong, MD, will expire at our third annual general meeting. We may not hold an annual general meeting until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our Amended and Restated Memorandum and Articles of Association as it deems appropriate. Our Amended and Restated Memorandum and Articles of Association provide that our directors may consist of a chairman of the board, and that our officers may consist of chief executive officer, president, chief financial officer, executive vice president(s), vice president(s), secretary, treasurer and such other officers as may be determined by the board of directors.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the completion of our initial business combination with a target business, we will pay to HSAC 2 Holdings, LLC, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. Other than the $10,000 per month administrative fee, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to our initial shareholders or any of the members of our management team, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a general meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

Director Independence

Nasdaq listing standards require that within one year of the listing of our ordinary shares on the Nasdaq Capital Market we have at least three independent directors and that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors had determined that Pedro Granadillo, Carsten Boess, Stuart Peltz, PHD and Michael Brophy, are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must be approved by our audit committee and a majority of disinterested directors.

Audit Committee

Effective as of the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Carsten Boess, Pedro Granadillo, and Michael Brophy, each of whom is an independent director. Carsten Boess will serve as chairman of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent registered public accounting firm;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•        appointing or replacing the independent registered public accounting firm;

•        determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Carsten Boess qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors consisting of Pedro Granadillo and Carsten Boess, each of whom is an independent director. Pedro Granadillo will serve as chairman of the compensation committee. We will adopt a compensation committee charter, will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our President and Chief Executive Officer’s compensation, evaluating our President and Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our President and Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors.

The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. Michael Brophy, Stuart Peltz, PHD, Carsten Boess, and Pedro Granadillo will participate in the consideration and recommendation of director nominees. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual general meeting (or, if applicable, extraordinary general meeting). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our Amended and Restated Memorandum and Articles of Association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•        The insider shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the trust account with respect to any of their insider shares if we do not complete a business combination. Furthermore, our sponsor has agreed that the private shares and private warrants will not be sold or transferred by it until after we have completed our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)     duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

(ii)    duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)   directors should not improperly fetter the exercise of future discretion;

(iv)   duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(v)    duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders, provided that there is full disclosure by the directors. This can be done by way of permission granted in the Amended and Restated Memorandum and Articles of Association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor. Furthermore, most of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Roderick Wong, MD	RTW Investments, LP	Healthcare investment firm	Managing Partner
	Rocket Pharmaceuticals, Inc.	Gene therapies for rare diseases	Director
	RTW Venture Fund Limited	Publicly listed healthcare investment fund	Investment Manager
	Avidity Biosciences, Inc.	RNA-based medicines for serious diseases	Director
	Landos Biopharma, Inc.	Oral therapeutics for autoimmune diseases	Director
Naveen Yalamanchi, MD	RTW Investments, LP	Healthcare investment firm	Partner
	Rocket Pharmaceuticals, Inc.	Gene therapies for rare diseases	Director
	RTW Venture Fund Limited	Publicly listed healthcare investment fund	Investment Manager
Alice Lee, JD	RTW Investments, LP	Healthcare investment firm	Senior Counsel Chief Compliance Officer
Stephanie A. Sirota	RTW Investments, LP	Healthcare investment firm	Chief Business Officer
	RTW Venture Fund Limited	Publicly listed healthcare investment fund	Director
Pedro Granadillo	Rocket Pharmaceuticals, Inc.	Gene therapies for rare diseases	Director
Carsten Boess	Rocket Pharmaceuticals, Inc.	Gene therapies for rare diseases	Director
	Avidity Biosciences, Inc.	RNA-based medicines for serious diseases	Director
	Achilles Therapeutics, Inc.	Cell therapies for oncology	Director
Stuart Peltz, PHD	PTC Therapeutics, Inc.	Biopharmaceuticals for rare diseases	Chief Executive Officer, Director
Michael Brophy	Natera, Inc.	Genetic testing	Chief Financial Officer

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective insider shares and private shares in favor of any proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to this offering. If they purchase ordinary shares in this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert such shares (or sell their shares in any tender offer) in connection with the consummation of our initial business combination or an amendment to our Amended and Restated Memorandum and Articles of Association relating to pre-business combination activity.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or other initial shareholders, unless we have obtained (i) an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). In no event will our initial shareholders or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

Limitation on Liability and Indemnification of Directors and Officers

Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and upon completion of the sale of our ordinary shares offered by this prospectus (assuming none of the individuals listed purchase shares in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•        each of our officers, directors and director nominees; and

•        all of our officers, directors and director nominees as a group.

Amounts shown in the “After Offering” column are calculated assuming no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 468,750 ordinary shares held by our initial shareholders. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Ordinary Shares	Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership of Ordinary Shares(2)	Approximate Percentage of Outstanding Ordinary Shares
HSAC 2 Holdings, LLC (our sponsor)(3)	3,513,750	97.77%	3,495,000	21.7%
Roderick Wong, MD	0	0	0	0
Naveen Yalamanchi, MD	0	0	0	0
Alice Lee, JD	0	0	0	0
Stephanie A. Sirota	0	0	0	0
Pedro Granadillo	20,000	*	20,000	*
Carsten Boess	20,000	*	20,000	*
Stuart Peltz, PHD	20,000	*	20,000	*
Michael Brophy	20,000	*	20,000	*
All directors, nominees and executive officers and our sponsor as a group (8 individuals)	3,593,750	100.0%	3,575,000	22.8%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is 40 10th Ave., Floor 7, New York, New York 10014.

(2)      Does not include beneficial ownership of any ordinary shares underlying the private warrants as such shares are not issuable within 60 days of the date of this prospectus.

(3)      Our sponsor is governed by a board of directors consisting of three directors: Roderick Wong, MD, Naveen Yalamanchi, MD, and Alice Lee. Each director has one vote, and the approval of a majority of the directors is required to approve an action of our sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no director of our sponsor exercises voting or dispositive control over any of the securities held by our sponsor, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

Immediately after this offering, our initial shareholders will beneficially own approximately 20% of the then issued and outstanding ordinary shares (assuming they do not purchase any ordinary shares offered by this prospectus). Because of the ownership block held by our initial shareholders, such individuals may be able to effectively exercise influence over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial shareholders will have up to an aggregate of 468,750 ordinary shares subject to forfeiture as required by Cayman Islands law. Our initial shareholders will be required to have redeemed by us only a number of shares necessary to maintain their collective 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the insider shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions, 50% of these shares will not be transferred, assigned, sold or released from escrow until the earlier of six months after the date of the consummation of our initial business combination and the date the closing price of our ordinary shares equals or exceeds $12.50 per ordinary share (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the insider shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of our initial business combination or earlier in either case if, subsequent to our initial business combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Up to 468,750 of the insider shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) transfers among the initial shareholders, to our officers, directors, advisors and employees, (2) transfers to an insider’s affiliates or its members upon its liquidation, (3) transfers to relatives and trusts for estate planning purposes, (4) transfers by virtue of the laws of descent and distribution upon death, (5) transfers pursuant to a qualified domestic relations order, (6) private sales made at prices no greater than the price at which the securities were originally purchased or (7) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clause 7) where the transferee agrees to the terms of the escrow agreement and forfeiture, as the case may be, as well as the other applicable restrictions and agreements of the holders of the insider shares. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the insider shares.

HSAC 2 Holdings, LLC has committed to purchase from us an aggregate of (i) 450,000 ordinary shares, or “private shares,” at $10.00 per ordinary share (for a total purchase price of $4,500,000) and (ii) 1,500,000 warrants, or “private warrants,” at $1.00 per warrant (for a total purchase price of $1,500,000; and with the private share purchase described above, an aggregate of $6,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

The private shares are identical to the ordinary shares being sold in this offering. However, our initial shareholders have agreed (A) to vote their founder shares, private shares and any public shares purchased in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our certificate of incorporation that would affect the substance or timing of the ability of public shareholders to exercise redemption rights as described herein or of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 24 months of the closing of this offering, unless we provide public shareholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem any shares, including founder shares, private shares and any public shares purchased in or after this offering into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or sell any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the founder shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Each private warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per ordinary share, subject to adjustment as provided herein. The private warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination. Each private warrant will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by our sponsor or its permitted transferees.

Additionally, HSAC 2 Holdings, LLC has agreed not to transfer, assign or sell any of the private shares, private warrants or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private warrants at a price of $1.00 per warrant. Our shareholders have approved the issuance of the private warrants upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our initial shareholders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

Our executive officers and directors are deemed to be our “promoters,” as that term is defined under the federal securities laws.

CERTAIN TRANSACTIONS

On June 11, 2020, we sold an aggregate of 3,593,750 of our ordinary shares for $28,750, or $0.008 per ordinary share, to HSAC 2 Holdings, LLC.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial shareholders will forfeit up to an aggregate of 468,750 insider shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we will record the forfeited shares as treasury stock and simultaneously retire the shares. Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial shareholders’ ownership at a percentage of the number of ordinary shares to be sold in this offering. Our initial shareholders may purchase from us at a price of $10.00 per ordinary share the number of private shares that is necessary to maintain in the trust account an amount equal to $10.00 per ordinary share sold to the public in this offering.

HSAC 2 Holdings, LLC will purchase, pursuant to a written purchase agreement with us, an aggregate of (i) 450,000 ordinary shares, or “private shares,” at $10.00 per ordinary share (for a total purchase price of $4,500,000) and (ii) 1,500,000 warrants, or “private warrants,” at $1.00 per warrant (for a total purchase price of $1,500,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the private shares and private warrants will be delivered to Continental Stock Transfer & Trust Company, who will also be acting as escrow agent in connection with the private sale of private shares and private warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Continental Stock Transfer & Trust Company will deposit the purchase price into the trust account simultaneously with the consummation of the offering or the over-allotment option, as the case may be.

The private shares are identical to the ordinary shares being sold in this offering. However, our initial shareholders have agreed (A) to vote their founder shares, private shares and any public shares purchased in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our certificate of incorporation that would affect the substance or timing of the ability of public shareholders to exercise redemption rights as described herein or of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 24 months of the closing of this offering, unless we provide public shareholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem any shares, including founder shares, private shares and any public shares purchased in or after this offering into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or sell any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the founder shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Each private warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per ordinary share, subject to adjustment as provided herein. The private warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination. Each private warrant will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by our sponsor or its permitted transferees.

Additionally, HSAC 2 Holdings, LLC has agreed not to transfer, assign or sell any of the private shares, private warrants or underlying securities (except to the same permitted transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering, our initial shareholders, officers and directors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private warrants at a price of $1.00 per warrant. Our shareholders have approved the issuance of the private warrants upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our initial shareholders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private shares and private warrants (and underlying securities) and any shares our initial shareholders or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private shares, private warrants or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

HSAC 2 Holdings, LLC, our sponsor, has agreed that, commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay HSAC 2 Holdings, LLC $10,000 per month for these services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination. We believe that the fee charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated person.

On June 11, 2020, HSAC 2 Holdings, LLC, our sponsor, loaned us $300,000 to cover expenses related to this offering. The loan is payable without interest at the closing of this offering.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our initial shareholders or any of the members of our management team, for services rendered to us prior to, or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, board, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a general meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested independent directors, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our initial shareholders, officers or directors unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to our unaffiliated shareholders from a financial point of view. In no event will our initial shareholders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).

DESCRIPTION OF SECURITIES

General

We are a company incorporated in the Cayman Islands as an exempted company and our affairs are governed by our memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. We are currently authorized to issue 100,000,000 ordinary shares, par value $0.0001. As of the date of this prospectus, 3,593,750 ordinary shares are issued and outstanding, held by our initial shareholders. The following description summarizes certain terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Ordinary Shares

Upon the closing of this offering, 16,075,000 ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 468,750 founder shares held by our sponsor). Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our initial business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

We will proceed with the business combination only if we have net tangible assets of at least $5,000,001 upon consummation of such business combination and an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company will be required to approve the business combination. At least five days’ notice must be given for each general meeting (although we will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.

The members of our Board of Directors serve until the next annual general meeting. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our Amended and Restated Memorandum and Articles of Association, if we do not consummate a business combination by 24 months from the consummation of this offering, it will trigger our automatic winding up, liquidation and dissolution. Our initial shareholders have agreed to waive their rights to share in any distribution from the trust account with respect to their insider shares and private shares upon our winding up, liquidation and dissolution.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their public shares converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•        the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of the shares of each member;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Private Warrants

Each private warrant entitles the registered holder to purchase one of our ordinary shares at a price of $11.50 per ordinary share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination. The public and private warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

None of the private warrants will be redeemable by us so long as they are held by our sponsor or any of its permitted transferees.

We will not be obligated to deliver any ordinary shares pursuant to the exercise of a private warrant and will have no obligation to settle such private warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the private warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No private warrant will be exercisable and we will not be obligated to issue ordinary shares upon exercise of a private warrant unless the ordinary shares issuable upon such private warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the private warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a private warrant, the holder of such private warrant will not be entitled to exercise such private warrant and such private warrant may have no value and expire worthless. In no event will we be required to net cash settle any private warrant. In the event that a registration statement is not effective for the exercised private warrants, the purchaser of the private warrant will have paid the full purchase price for the private warrant solely for the ordinary share underlying such private warrant.

If the number of outstanding ordinary shares is increased by a share dividend payable in ordinary shares, then, on the effective date of such share dividend, or split-up or similar event, the number of shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares.

In addition, if we, at any time while the private warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of their holdings (or other securities into which the private warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends which are deemed to be dividends of up to $0.50 per ordinary share per year), (c) to satisfy the redemption rights of the holders of ordinary shares in connection with a proposed initial business combination or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the private warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share in respect of such event.

If the number of outstanding shares is decreased by a consolidation, combination, reverse share split or reclassification of ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding ordinary shares.

Whenever the number of ordinary shares issuable upon the exercise of the private warrants is adjusted, as described above, the private warrant exercise price will be adjusted by multiplying the private warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the private warrants and in lieu of the shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the private warrants would have received if such holder had exercised their private warrants immediately prior to such event. The private warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

Our sponsor does not have the right or privileges of holders of ordinary shares and any voting rights until they exercise their private warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the private warrants, our sponsor will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing of our Ordinary Shares

There is presently no public market for our ordinary shares. We have applied to have the ordinary shares listed on Nasdaq under the symbol “HSAQ”. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our ordinary shares will continue to be listed on Nasdaq as we might not meet certain continued listing standards.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66.6% in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands exempted company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his, her or its written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must, within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his, her or its shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the general meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits.    Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue negotiable or bearer shares or shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

Amended and Restated Memorandum and Articles of Association

Our Amended and Restated Memorandum and Articles of Association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination. The following are the material rights and protections contained in our Amended and Restated Memorandum and Articles of Association:

•        the right of public shareholders to exercise conversion rights and have their public shares redeemed in lieu of participating in a proposed business combination;

•        a prohibition against completing a business combination unless we have net tangible assets of at least $5,000,001 upon consummation of such business combination;

•        a requirement that if we seek shareholder approval of any business combination, an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company, will be required to approve the business combination;

•        a requirement that directors may call general meetings on their own accord and are required to call an extraordinary general meeting if holders of not less than 10% in par value of the issued shares request such a meeting;

•        a prohibition, prior to a business combination, against our issuing (i) any ordinary shares or any securities convertible into ordinary shares or (ii) any other securities (including preferred shares) which participate in or are otherwise entitled in any manner to any of the proceeds in the trust account or which vote as a class with the ordinary shares on a business combination;

•        a requirement that our management take all actions necessary to liquidate our trust account in the event we do not consummate a business combination by 24 months from the consummation of this offering;

•        a prohibition, prior to a business combination, against our issuing (i) any ordinary shares or any securities convertible into ordinary shares or (ii) any other securities (including preferred shares) which participate in or are otherwise entitled in any manner to any of the proceeds in the trust account or which vote as a class with the ordinary shares on a business combination; and

•        the limitation on shareholders’ rights to receive a portion of the trust account.

The Companies Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s outstanding ordinary shares. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our Amended and Restated Memorandum and Articles of Association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to convert their public shares in connection with any such vote. The foregoing is set forth in our Amended and Restated Memorandum and Articles of Association and cannot be amended.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity, the identity of their beneficial owners/controllers and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (2020 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)     the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution;

(b)    the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)     the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of, a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder may be non-compliant with applicable anti-money laundering or other laws or regulations, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Law, 2017 of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”).

In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use Your Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)     where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)    where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)   where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Staggered board of directors

Our Amended and Restated Memorandum and Articles of Association provides that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Extraordinary General Meeting

Our Amended and Restated Memorandum and Articles of Association provide that extraordinary general meetings may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance notice requirements for shareholder proposals and director nominations

Our Amended and Restated Memorandum and Articles of Association provide that shareholders seeking to bring business before our annual general meeting, or to nominate candidates for election as directors at our annual general meeting must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual general meeting. Our Amended and Restated Memorandum and Articles of Association also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting or from making nominations for directors at our annual general meeting.

Authorized but unissued shares

Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 16,075,000 ordinary shares outstanding, or 18,418,750 ordinary shares of if the over-allotment option is exercised in full. Of these shares, the 12,500,000 ordinary shares sold in this offering, or 14,375,000 ordinary shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

A person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•        1% of the number of shares then outstanding, which will equal 160,750 ordinary shares immediately after this offering (or approximately 184,187 ordinary shares if the over-allotment option is exercised in full); and

•        the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their insider shares and private warrants freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private shares and private warrants and any shares our initial shareholders or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private warrants issued in payment of working capital loans made to us can elect to exercise these registration rights at any time commencing on the date that we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the ordinary shares of the company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the ordinary shares nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of such shares.

The company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law
(2018 Revision)
Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Law (2018 Revision), the Financial Secretary undertakes with Health Sciences Acquisitions Corporation 2 (“the company”):

1.      That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the company or its operations; and

2.      In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    On or in respect of the shares, debentures or other obligations of the company; or

2.2    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).

These concessions shall be for a period of twenty years from the date hereof.

United States Federal Income Taxation

General

This section is a general summary of the material U.S. federal income tax provisions relating to the acquisition, ownership and disposition of our ordinary shares issued pursuant to this offering. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our ordinary shares, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our ordinary shares.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our ordinary shares is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition ownership and disposition of our ordinary shares applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers, and traders in securities or foreign currencies;

•        taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5 percent or more of our voting shares;

•        persons that acquired our ordinary shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our ordinary shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations;

•        partnerships, S-corporations, or other entities classified as partnerships for U.S. federal income tax purposes and any beneficial owners of such entities; or

•        passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our ordinary shares. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our ordinary shares will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) if our ordinary shares are readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares (which, in general, would include a redemption of ordinary shares, as discussed below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates.

Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our ordinary shares should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules described below, if a U.S. Holder converts ordinary shares into the right to receive cash pursuant to the exercise of a shareholder conversion right or sells its ordinary shares to us pursuant to a tender offer, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Securities” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described under “— Taxation of Distributions Paid on Ordinary Shares” above. Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Unearned Income Medicare Tax

Under current tax law, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and gains from the sale or other disposition of, our ordinary shares, subject to certain limitations and exceptions. Under current regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualified election fund (“QEF”) rules discussed below under “Passive Foreign Investment Company Rules,” but would include distributions of earnings and profits from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition or our ordinary shares.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares and, in the case of our ordinary shares, the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of our ordinary shares; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our ordinary shares).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our ordinary shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for regular U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC.

The mark-to-market election is available only for stock or shares that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders of our shares generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares under their particular circumstances.

Non-U.S. Holders

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to our ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our ordinary shares by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities in long-term or short-term may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our ordinary shares.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our ordinary shares to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our ordinary shares by a U.S. Holder (other than an exempt recipient), in each case who:

•        fails to provide an accurate taxpayer identification number;

•        is notified by the IRS that backup withholding is required; or

•        fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our ordinary shares, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

We intend to offer our ordinary shares described in this prospectus through the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters, through their representative Chardan Capital Markets, LLC, have severally agreed to purchase from us on a firm commitment basis the following respective number of ordinary shares at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of Ordinary Shares
Chardan Capital Markets, LLC
Barclays Capital Inc.
Total	12,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Ordinary Shares

We expect our ordinary shares to be quoted on Nasdaq under the symbol “HSAQ”. We anticipate that our ordinary shares will be listed on Nasdaq on or promptly after the effective date of the registration statement. We cannot guarantee that our ordinary shares will be approved for listing on Nasdaq or that they will continue to be listed on Nasdaq after this offering.

Pricing of this Offering

We have been advised by the representative that the underwriters propose to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.[•] per ordinary share and the dealers may re-allow a concession not in excess of $0.[•] per ordinary share to other dealers.

Prior to this offering there has been no public market for our ordinary shares. The public offering price of the ordinary shares was negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the ordinary shares include:

•        the history of other similarly structured blank check companies;

•        prior offerings of those companies;

•        our prospects for consummating our initial business combination with an operating business at attractive values;

•        our capital structure;

•        securities exchange listing requirements;

•        market demand;

•        expected liquidity of our ordinary shares; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted the underwriters an option to buy up to 1,875,000 additional ordinary shares. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional ordinary shares approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Ordinary Share	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$125,000,000	$143,750,000
Discount(1)	$.55	$6,875,000	$7,906,250
Proceeds before expenses(2)	$9.45	$118,125,000	$135,853,750

____________

(1)      Such amount includes $4,375,000, or $0.35 per ordinary share (or $5,031,250 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters for deferred underwriting commissions upon completion of a business combination.

(2)      The offering expenses are estimated at $905,000.

In addition to the underwriting discount, we have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel and certain diligence and other fees, including reimbursement for background checks on our directors, director nominees and executive officers, which such fees and expenses are capped at an aggregate of $100,000.

No discounts or commissions will be paid on the sale of the private shares and private warrants.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our ordinary shares before the distribution of the ordinary shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•        Stabilizing Transactions.    The underwriters may make bids or purchases solely for the purpose of preventing or retarding a decline in the price of our ordinary shares, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriters comply with all other applicable rules.

•        Over-Allotments and Syndicate Coverage Transactions.    The underwriters may create a short position in our ordinary shares by selling more of our ordinary shares than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriters may also create a short position in our ordinary shares by selling more of our ordinary shares than are set forth on the cover page of this prospectus and the ordinary shares allowed by the over-allotment option. This is known as a naked short position. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our ordinary shares in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the ordinary shares trade in the aftermarket following the offering. If the ordinary share price drops following the offering, the short position is usually covered with shares purchased by the underwriters in the aftermarket. However, the underwriters may cover a short position by exercising the over-allotment option even if the ordinary share price drops following the offering. If the ordinary share price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

•        Penalty Bids.    The representative may reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our ordinary shares to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our ordinary shares if it discourages resales of our ordinary shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our ordinary shares in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our ordinary shares in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our ordinary shares. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our ordinary shares will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our ordinary shares without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our ordinary shares to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our ordinary shares, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our ordinary shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our ordinary shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our ordinary shares were offered to the purchaser and, if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our ordinary shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Cayman Islands

No offer or invitation to subscribe for any securities may be made to the public in the Cayman Islands.

Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Italy

This prospectus has not been submitted to the Commissione Nazionale per le Società e la Borsa, the Italian Securities Exchange Commission (“CONSOB”), for clearance and will not be subject to formal review or clearance by CONSOB.

Accordingly, the ordinary shares may not be offered, and copies of this prospectus or any other document relating to the shares may not be distributed in Italy except:

(a)     to “qualified investors” (investitori qualificati), as defined pursuant to Article 34-ter, first paragraph, letter b), of CONSOB regulation No. 11971 of May 14, 1999, as amended, concerning issuers (“Regulation No. 11971”), but excluding (i) small and medium enterprises and natural persons indicated in Regulation No. 11971 that have not been included in the register of qualified investors, (ii) management companies and financial intermediaries authorized to manage individual portfolios on behalf of third parties and (iii) fiduciary companies managing portfolio investments regulated by Article 60, paragraph 4 of Legislative Decree No. 415 of July 23, 1996; or

(b)    in other circumstances that are exempt from the rules on public offers pursuant to Article 100 of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Act”), and its implementing CONSOB regulations, including Regulation No. 11971.

Any such offer, sale or delivery of the ordinary shares offered hereby or distribution of copies of this Prospectus, or any other document relating to the offering in the Republic of Italy, must be in compliance with the selling restrictions under:

(i)     made by soggetti abilitati (including investment firms (imprese di investimento), banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the offering and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Italian Financial Act, CONSOB Regulation 16190 of October 29, 2007, as amended, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”) and any other applicable laws and regulations; and

(ii)    in compliance with any other applicable requirements or limitations which may be imposed by CONSOB, the Bank of Italy or any other Italian regulatory authority.

Any investor purchasing the ordinary shares offered hereby is solely responsible for ensuring that any offer or resale of the shares it purchased occurs in compliance with applicable laws and regulations.

In accordance with Article 100-bis of the Italian Financial Act, the subsequent resale on the secondary market in the Republic of Italy of the ordinary shares offered hereby (which were part of an offer made pursuant to an exemption from the obligation to publish a prospectus) constitutes a distinct and autonomous offer that must be made in compliance with the public offer and prospectus requirement rules provided under the Italian Financial Act and the Regulation No. 11971 unless an exemption applies. Failure to comply with such rules may result in the subsequent resale of such shares being declared null and void and the intermediary transferring the shares may be liable for any damage suffered by the investors.

Hong Kong

The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and

no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•        shares, debentures and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

Notification under Section 309B(1)(c) of the Securities and Futures Act:    Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are (A) prescribed capital markets products (as defined in the CMP Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Loeb & Loeb LLP is acting as United States counsel in connection with the registration of our ordinary shares under the Securities Act. Legal matters as to Cayman Islands’ law, as well as the validity of the issuance of the ordinary shares offered in this prospectus, will be passed upon for us by Maples and Calder, Cayman Islands. Kirkland & Ellis LLP is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Health Sciences Acquisitions Corporation 2 as of June 11, 2020 and for the period from May 25, 2020 (inception) through June 11, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the ordinary shares we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our shares, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of
Health Sciences Acquisition Corporation 2

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Health Sciences Acquisition Corporation 2 (the “Company”) as of June 11, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from May 25, 2020 (inception) through June 11, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 11, 2020, and the results of its operations and its cash flows for the period from May 25, 2020 (inception) through June 11, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
June 22, 2020

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
BALANCE SHEETS

	June 30, 2020	June 11, 2020
	(unaudited)
Assets:
Current assets:
Cash	$193,688	$328,750
Total current assets	193,688	328,750
Deferred offering costs associated with the proposed offering	150,062	50,000
Total assets	$343,750	$378,750

Liabilities and Shareholder’s Equity:
Current liabilities:
Accounts payable	$—	$50,000
Accrued expenses	30,215	14,363
Note payable - related party	300,000	300,000
Total current liabilities	330,215	364,363

Commitments and Contingencies

Shareholder’s Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 3,593,750 shares issued and outstanding(1)	359	359
Additional paid-in capital	28,391	28,391
Accumulated deficit	(15,215)	(14,363)
Total shareholder’s equity	13,535	14,387
Total Liabilities and Shareholder’s Equity	$343,750	$378,750

____________

(1)      This number includes up to 468,750 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
STATEMENTS OF OPERATIONS

	For The Period From May 25, 2020 (inception) Through
	June 30, 2020	June 11, 2020
	(unaudited)
General and administrative expenses	$15,215	$14,363
Net loss	$(15,215)	$(14,363)
Weighted average shares outstanding, basic and diluted(1)	3,125,000	3,125,000
Basic and diluted net loss per ordinary share	$(0.00)	$(0.00)

____________

(1)      This number excludes an aggregate of up to 468,750 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

	For The Period From May 25, 2020 (inception) Through June 30, 2020 (Unaudited)
	Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance – May 25, 2020 (inception)	—	$—	$—	$—	$—
Issuance of ordinary shares to Sponsor(1)	3,593,750	359	28,391	—	28,750
Net loss	—	—	—	(15,215)	(15,215)
Balance – June 30, 2020	3,593,750	$359	$28,391	$(15,215)	$13,535

____________

(1)      This number includes up to 468,750 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

	For The Period From May 25, 2020 (inception) Through June 11, 2020
	Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance – May 25, 2020 (inception)	—	$—	$—	$—	$—
Issuance of ordinary shares to Sponsor(1)	3,593,750	359	28,391	—	28,750
Net loss	—	—	—	(14,363)	(14,363)
Balance – June 11, 2020	3,593,750	$359	$28,391	$(14,363)	$14,387

____________

(1)      This number includes up to 468,750 ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
STATEMENTS OF CASH FLOWS

	For The Period From May 25, 2020 (inception) Through
	June 30, 2020	June 11, 2020
	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(15,215)	$(14,363)
Changes in operating assets and liabilities:
Accrued expenses	15,215	14,363
Net cash used in operating activities	—	—

Cash Flows from Financing Activities:
Proceeds from issuance of ordinary shares to Sponsor	28,750	28,750
Proceeds from note payable to related party	300,000	300,000
Paid offering costs	(135,062)	—
Net cash provided by financing activities	193,688	328,750

Net change in cash	193,688	328,750

Cash - beginning of the period	—	—
Cash - end of the period	$193,688	$328,750

Supplemental disclosure of noncash activities:
Deferred offering costs included in accrued expenses	$15,000	$—
Deferred offering costs included in accounts payable	$—	$50,000

The accompanying notes are an integral part of these financial statements.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION

Health Sciences Acquisitions Corporation 2 (the “Company”) is a newly incorporated blank check company in the Cayman Islands as a business company with limited liability and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on healthcare innovation.

As of June 30, 2020 and June 11, 2020, the Company had not yet commenced operations. All activity for the period from May 25, 2020 (inception) through June 30, 2020 relates to the Company’s formation and the Proposed Public Offering, which is described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 12,500,000 ordinary shares at $10.00 per ordinary share (or 14,375,000 ordinary shares if the underwriters’ option to purchase additional shares is exercised in full) (the “Public Shares”), which is discussed in Note 3 (the “Proposed Public Offering”) and the sale of (i) 450,000 ordinary shares (“Private Placement Share”) at $10.00 per Private Placement Share (for a total purchase price of $4.5 million) and (ii) 1,500,000 warrants (“Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant (for a total purchase price of $1.5 million), for an aggregate of $6.0 million in total in a private placement to the Company’s sponsor, HSAC 2 Holdings, LLC (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Proposed Public Offering and the sale of Private Placement Shares and Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of any deferred underwriting discount held in trust and taxes payable on the income earned on the Trust Account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act. Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Public Share sold in the Proposed Public Offering, including a portion of the proceeds of the Private Placement Shares and Private Placement Warrants, will be held in a U.S based trust account (“Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee, and invested in invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its holder of the Public Shares (“Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per ordinary share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with the Financial Accounting Standards Board’s (“FASB”)

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Proposed Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Insider Shares prior to this Proposed Public Offering (the “Initial Shareholders”) have agreed to vote their Insider Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Insider Shares, Private Placement Shares, and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the ordinary shares sold in the Proposed Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers, directors and director nominees will have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their ordinary shares in conjunction with any such amendment.

If a Business Combination has not been consummated within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), it will trigger the Company’s automatic winding up, liquidation and dissolution. If the Company does not consummate a Business Combination within the Combination Period, upon notice from the Company, the trustee of the Trust Account will distribute the amount in the Trust Account to the Public Shareholders. Concurrently, the Company shall pay, or reserve for payment, from funds not held in Trust, its liabilities and obligations, although the Company cannot assure that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company and which have not executed a waiver agreement. However, the Company cannot assure that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). The Company also cannot assure that a creditor or shareholder will not file a petition with the Cayman Islands Court which, if successful, may result in the Company’s liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of the Company’s assets to the Public Shareholders.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

The Initial Shareholders have agreed to waive their liquidation rights with respect to the Insider Shares and Private Placement Shares held by them if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per ordinary share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per ordinary share initially held in the Trust Account.

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. The accompanying unaudited financial statements as of June 30, 2020 and for the period from May 25, 2020 (inception) to June 30, 2020 have been prepared in accordance with GAAP for interim financial information and Article 8 of Regulation S-X. In the opinion of management of the Company, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the period from May 25, 2020 (inception) to June 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of June 30, 2020 and June 11, 2020, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum one year from the date of issuance of these financial statements.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At June 30, 2020 and June 11, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Deferred offering costs associated with the Proposed Public Offering

Deferred offering costs consist of legal, accounting, and other costs incurred through the balance sheet dates that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares at June 30, 2020 and June 11, 2020 were reduced for the effect of an aggregate of 468,750 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7). At June 30, 2020 and June 11, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the periods presented.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020 and June 11, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 12,500,000 Public Shares (or 14,375,000 Public Shares if the underwriters’ option to purchase additional shares is exercised in full) at a purchase price of $10.00 per Public Share.

NOTE 4. PRIVATE PLACEMENT

The Sponsor has agreed to purchase (i) 450,000 Private Placement Shares at $10.00 per Private Placement Share (for a total purchase price of $4.5 million) and (ii) 1,500,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant (for a total purchase price of $1.5 million), for an aggregate of $6.0 million in a private placement that will occur simultaneously with the closing of the Proposed Public Offering.

Each Private Placement Warrant entitles the holder thereof to purchase one ordinary share at an exercise price of $11.50 per ordinary share. A portion of the proceeds from the Private Placement Warrants and the Private Placement Shares will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

NOTE 5. RELATED PARTY TRANSACTIONS

Insider Shares

On June 11, 2020, the Company issued 3,593,750 ordinary shares to the Sponsor (the “Insider Shares”) for an aggregate purchase price of $28,750. The holders of the Insider Shares have agreed to forfeit up to an aggregate of 468,750 Insider Shares, on a pro rata basis, to the extent that the option to purchase additional shares is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the option to purchase additional shares is not exercised in full by the underwriters so that the Insider Shares will represent 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (excluding the Private Placement Shares and assuming the initial shareholders do not purchase any Public Shares in the Proposed Public Offering). If the Company increases or decreases the size of the Proposed Public Offering, the Company will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to the ordinary shares prior to the consummation of the Proposed Public Offering in such amount as to maintain the number of Insider Shares at 20% of the Company’s issued and outstanding ordinary shares (excluding the Private Placement Shares and assuming the initial shareholders do not purchase any Public Shares in the Proposed Public Offering) upon the consummation of the Proposed Public Offering.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The Initial Shareholders have agreed not to transfer, assign or sell any of their Insider Shares (except to certain permitted transferees) until, with respect to 50% of the Insider Shares, the earlier of six months after the date of the consummation of the initial Business Combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per ordinary share for any 20 trading days within a 30-trading day period following the consummation of the initial Business Combination, and, with respect to the remaining 50% of the Insider Shares, six months after the date of the consummation of the initial Business Combination, or earlier in each case if, subsequent to the initial Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Related Party Loans

On June 11, 2020, the Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Proposed Public Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing, unsecured and due on the date the Company consummates the Proposed Public Offering or the date on which the Company determines not to conduct the Proposed Public Offering. The Company intends to repay the Note from the proceeds of the Proposed Public Offering not being placed in the Trust Account. As of June 30, 2020 and June 11, 2020, the Company has fully borrowed $300,000 under the Note.

In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Shareholders may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion (the “Working Capital Loans”). Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the initial Business Combination, without interest, or, at the lender’s discretion, up to $500,000 of such loans may be converted upon consummation of the Business Combination into additional private warrants at a price of $1.00 per warrant. If the Company does not complete a Business Combination within the Combination Period, the Working Capital Loans will be repaid only from amounts remaining outside the Trust Account, if any. The warrants would be identical to the Private Placement Warrants. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Support Agreement

Commencing on the date that of the Company’s prospectus, the Company will agree to pay the Sponsor a total of $10,000 per month for office space and certain office and secretarial services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

The holders of the Insider Shares, Private Placement Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company registers such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Placement Shares, Private Placement Warrants or shares issued in payment of Working Capital Loans made to the Company can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of this prospectus to purchase up to 1,875,000 additional Ordinary Shares at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of $0.20 per Public Share, or $2.5 million in the aggregate (or approximately $2.9 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred underwriting commission of $0.35 per Public Share, or approximately $4.4 million in the aggregate (or approximately $5.0 million in the aggregate if the underwriters’ over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 7. SHAREHOLDER’S EQUITY

Ordinary Shares — The Company is authorized to issue 100,000,000 ordinary shares, par value $0.0001. Holders of the Company’s ordinary shares are entitled to one vote for each share. On June 11, 2020, the Company issued 3,593,750 ordinary shares, of which up to 468,750 of these shares will be subject to forfeiture by the Sponsor (or its permitted transferees) on a pro rata basis depending on the extent to which the underwriters’ over-allotment option is exercised. As of June 30, 2020 and June 11, 2020, there were 3,593,750 ordinary shares issued or outstanding.

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per ordinary share. At June 30, 2020 and June 11, 2020, there were no preference shares issued or outstanding.

Private Warrants — Private Placement Warrants may only be exercised for a whole number of shares. The Private Placement Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Private Placement Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances).

The warrant is exercisable to purchase one-third of one of ordinary shares at an exercise price of $11.50 per full share and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
NOTES TO FINANCIAL STATEMENTS

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after June 11, 2020, the balance sheet date, up to June 22, 2020, the date that the audited financial statements were available to be issued. The Company also evaluated subsequent events and transactions that occurred after June 30, 2020, the balance sheet date, up to July 17, 2020, the date the unaudited interim financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Until [•], 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$125,000,000

Health Sciences Acquisitions Corporation 2

12,500,000 Ordinary Shares

_______________________

PROSPECTUS

_______________________

Chardan

Barclays

[•], 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Trustees fee	$6,500
SEC Registration fees	17,423
FINRA filing fee	22,063
Accounting fees and expenses	40,000
Nasdaq listing fees	55,000
Printing and engraving expenses	45,000
Legal fees and expenses	275,000
Director & Officer liability insurance premiums	150,000
Miscellaneous(1)	294,014
Total	$905,000

____________

(1)      This amount represents additional expenses that may be incurred by the company in connection with the offering and over and above those specifically listed above, including liability insurance, distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent that directors must act honesty and in good faith, with a view to what that director believes is the best interest of the company. Our Amended and Restated Memorandum and Articles of Association will provide for indemnification of our officers and directors to the maximum extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On June 11, 2020, our initial shareholder purchased an aggregate of 3,593,750 ordinary shares for an aggregate purchase price of $28,750, or $0.008 per ordinary share. Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in NEW YORK, State of NEW YORK, on the 17th day of July, 2020.

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
By:	/s/ Roderick Wong
Roderick Wong, MD
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roderick Wong, MD and Naveen Yalamanchi, MD his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roderick Wong	President, Chief Executive Officer and	July 17, 2020
Roderick Wong, MD	Chairman of the Board (Principal Executive Officer)
/s/ Naveen Yalamanchi	Executive Vice President, Chief Financial Officer and	July 17, 2020
Naveen Yalamanchi, MD	director (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Ordinary Share Certificate.
4.2*	Form of Warrant Agreement by and between the HSAC 2 Holdings, LLC and the Registrant.
5.1*	Opinion of Maples and Calder
10.1*	Promissory Note, dated as of June 11, 2020, issued to the Initial Shareholders.
10.2*	Form of Insider Letter Agreement among the Registrant and the Registrant’s Officers and Directors.
10.3*	Form of Investment Management Trust Agreement by and between Continental Stock Transfer & Trust Company and the Registrant.
10.4*	Form of Share Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, and the Initial Shareholders.
10.5*	Form of Registration Rights Agreement by and between the Registrant and Initial Shareholders.
10.6*	Form of Indemnity Agreement.
10.7*	Administrative Services Agreement by and between the Registrant and HSAC 2 Holdings, LLC
10.8*	Form of Subscription Agreement.
10.9*	Form of Purchase Agreement between the Registrant and HSAC 2 Holdings, LLC
14*	Form of Code of Ethics.
23.1	Consent of WithumSmith+Brown, PC.
23.2*	Consent of Maples and Calder (included on Exhibit 5.1).
24	Power of Attorney (included on the signature page hereof).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.

____________

*        To be filed by amendment.